Dated as of March 19, 2003



                            ASSET PURCHASE AGREEMENT
                                  BY AND AMONG
                            PRIMAVERA SOFTWARE, INC.
                             PRIMAVERA SYSTEMS, INC.
                                       AND
                              EVOLVE SOFTWARE, INC.


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
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                                      TABLE OF CONTENTS

                                                                                          PAGE
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
ARTICLE I       DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

  1.1     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
  1.2     Certain Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II      PURCHASE AND SALE OF ASSETS . . . . . . . . . . . . . . . . . . . . . . . . 2

  2.1     Acquired and Excluded Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
  2.2     Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
  2.3     Accounts Receivable Adjustment. . . . . . . . . . . . . . . . . . . . . . . . . . 2
  2.4     Contract and Asset Rejection and Assumption . . . . . . . . . . . . . . . . . . . 4
  2.5     Amounts Due Under Executory Contracts and Unexpired Leases; Cure Costs  . . . . . 5
  2.6     Assumed and Excluded Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . 5
  2.7     Allocation of Adjusted Purchase Price . . . . . . . . . . . . . . . . . . . . . . 6
  2.8     Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
  2.9     Prorations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
  2.10    Reconciliation and Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . 6
  2.11    Accrued Vacation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
  2.12    Federal Reserve Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE III     CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

  3.1     Conditions Precedent to Obligations of Seller, Parent and Purchaser . . . . . . . 7
  3.2     Conditions Precedent to Obligations of Seller . . . . . . . . . . . . . . . . . . 7
  3.3     Conditions Precedent to the Obligations of Parent and Purchaser . . . . . . . . . 8

ARTICLE IV      THE CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

  4.1     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
  4.2     Deliveries by Seller at Closing. . . . . . . . . . . . . . . . . . . . . . . . . 10
  4.3     Deliveries by Purchaser at Closing . . . . . . . . . . . . . . . . . . . . . . . 11
  4.4     Delivery of Acquired Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE V       REPRESENTATIONS AND WARRANTIES OF SELLER . . . . . . . . . . . . . . . . . 11

  5.1     Organization; Standing and Power; Information; Charter Documents; Subsidiaries . 11
  5.2     Capital Structure . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . 12
  5.3     Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
  5.4     Non-Contravention. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
  5.5     Corporate Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
  5.6     Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
  5.7     Tangible Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
  5.8     Software and Other Intangibles . . . . . . . . . . . . . . . . . . . . . . . . . 14
  5.9     Compliance; Permits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
  5.10    Questionable Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
  5.11    Brokers' and Finders' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
  5.12    Employees and Independent Contractors. . . . . . . . . . . . . . . . . . . . . . 20
  5.13    Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21


                                        i

  5.14    Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
  5.15    Real Estate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
  5.16    Customers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
  5.17    Proceedings and Judgments. . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE VI      REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER . . . . . . . . . . 25

  6.1     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
  6.2     Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
  6.3     Brokers' and Finders' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
  6.4     Available Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

ARTICLE VII     COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

  7.1     Bankruptcy Court Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
  7.2     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
  7.3     Conduct of Business by Seller Pending the Closing. . . . . . . . . . . . . . . . 27
  7.4     Access and Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
  7.5     Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
  7.6     No Inconsistent Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
  7.7     Satisfaction of Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
  7.8     Filings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
  7.9     Employment Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
  7.10    Additional Matters and Further Assurances. . . . . . . . . . . . . . . . . . . . 30
  7.11    Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
  7.12    Competitive Offers and Inquiries . . . . . . . . . . . . . . . . . . . . . . . . 31
  7.13    Seller's Submissions to Bankruptcy Court . . . . . . . . . . . . . . . . . . . . 31
  7.14    Restriction on Acceptance of Other Offers. . . . . . . . . . . . . . . . . . . . 31
  7.15    Public Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
  7.16    Third-Party Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
  7.17    Release of Source Code Escrow. . . . . . . . . . . . . . . . . . . . . . . . . . 32
  7.18    Customer Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE VIII    TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

  8.1     Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
  8.2     Termination Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  8.3     Procedure and Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . 34

ARTICLE IX      GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

  9.1     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
  9.2     Interpretation; Knowledge. . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
  9.3     Counterparts; Facsimile. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
  9.4     Entire Agreement; Third-Party Beneficiaries. . . . . . . . . . . . . . . . . . . 37
  9.5     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
  9.6     Other Remedies; Specific Performance . . . . . . . . . . . . . . . . . . . . . . 37
  9.7     Governing Law; Jurisdiction. . . . . . . . . . . . . . . . . . . . . . . . . . . 38
  9.8     Rules of Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
  9.9     Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
  9.10    Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
  9.11    Court Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
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                                       ii

                            ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT, dated as of March 19, 2003 (this "Agreement"), is made among Primavera Software, Inc., a Pennsylvania corporation
 ---------
("Parent"), Primavera Systems, Inc., a Pennsylvania corporation and a
  ------
wholly-owned subsidiary of Parent ("Purchaser"), and Evolve Software, Inc., a
                                    ---------
Delaware corporation ("Seller"). Each of Parent, Purchaser and Seller shall
                       ------
individually be referred to as a "Party" and collectively as the "Parties".

                                    RECITALS

          WHEREAS, upon the execution of this Agreement, the Seller intends to file a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy
                                                                      ----------
Court"); Seller contemplates continuing to operate its business as a
-----
debtor-in-possession;

          WHEREAS, Purchaser desires to purchase certain assets and business operations of Seller as set forth below and assume certain liabilities from Seller in connection therewith, and Seller desires to sell, convey, assign, and transfer to Purchaser the Acquired Assets together with the Assumed Liabilities, pursuant to the terms and conditions of this Agreement;

          WHEREAS, subject to the provision for higher and better offers from third parties, the Acquired Business will be sold pursuant to the terms of this Agreement and an order of the Bankruptcy Court approving such sale under section 363 of the Bankruptcy Code and the assumption of certain executory contracts and unexpired leases and liabilities under section 365 of the Bankruptcy Code (the "Approval Order");
 --------------

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, and intending to be legally bound, the Parties hereto agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

     1.1     Definitions. As used in this Agreement, unless the context
             -----------
otherwise requires, capitalized terms used in this Agreement shall have the meanings set forth in Annex A hereto.
                      -------

     1.2     Certain Rules of Construction.
             -----------------------------

             (a) Any term defined herein in the singular form shall have a comparable meaning when used in the plural form, and vice versa.

             (b) When used herein, the words "hereof," "herein" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to the Preamble, Recitals, Sections, Articles, Schedules, Exhibits or Annexes shall refer respectively to the preamble, recitals, articles, sections, schedules, exhibits or annexes of this Agreement, unless otherwise expressly provided.

             (c) When used herein, the terms "include," "includes," and "including" are not limiting.

             (d) Unless the context requires otherwise, derivative forms of any term defined herein shall have a comparable meaning to that of such term.

             (e) When a Party's consent is required hereunder, such Party's consent may be granted or withheld in such Party's sole discretion, unless otherwise specified.

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS

     2.1     Acquired and Excluded Assets. Subject to the terms and conditions
             ----------------------------
herein set forth, at the Closing, Seller shall sell, assign, transfer, convey, and deliver to Purchaser, free and clear of all Liens (other than Liens created after the Closing Date by or against Purchaser), and Purchaser shall purchase and accept from Seller, free and clear of all Liens (other than Liens created after the Closing Date by or against Purchaser), good, valid and marketable title to and under the Acquired Assets, wherever located, whether real, personal or mixed, tangible or intangible, as the same shall exist on the Closing Date. All other assets and properties of Seller, including the assets and properties listed on Schedule2.1 shall be referred to herein as the "Excluded Assets." The
          -----------                                     ---------------
Parties expressly agree and understand that Seller shall not sell, assign, transfer, convey, or deliver to Purchaser any of the Excluded Assets.

     2.2     Purchase Price. Subject to the adjustment provisions of Sections
             --------------
2.3, 2.4, 2.5, 2.9, 2.11 and 2.12 in consideration for the transfer of the Acquired Business, Purchaser shall pay to Seller consideration equal to $13,000,000 (the "Purchase Price"), consisting of a cash payment at Closing and
                  --------------
the assumption of the Assumed Liabilities. Subject to the adjustment provisions of Sections 2.3, 2.4, 2.5, 2.9, 2.11 and 2.12, at Closing, Purchaser shall pay $10,000,000, less the Receivables Holdback, by wire transfer of immediately available funds to Seller, or as otherwise directed by Seller (the "Closing
                                                                    -------
Payment").
-------

     2.3     Accounts Receivable Adjustment.
             ------------------------------

             (a)  Preliminary Purchase Price Adjustment.  Subject to Section
                  -------------------------------------
2.3(b), below:

                  (i) The Closing Payment and the Purchase Price shall be increased, if and to the extent that the Preliminary Closing Date Qualified Receivables Amount is greater than the Signing Date Qualified Receivables Amount.

                  (ii) The Closing Payment and the Purchase Price shall be reduced, if and to the extent that the Preliminary Closing Date Qualified Receivables Amount is less than the Signing Date Qualified Receivables Amount.

             (b)  Post-Closing Confirmation.
                  -------------------------

                  (i) At the Closing, Purchaser shall be entitled to holdback from the Closing Payment an amount equal to fifteen percent (15%) of the Preliminary Closing Date Qualified Receivables Amount (such amount being referred to as the "Receivables Holdback"). For the period beginning on the
                    --------------------
Closing Date and including and ending on the thirtieth (30th) day following the Closing Date (the "Evaluation Period"), the Purchaser shall
                                 -----------------
confirm the valid existence of and qualification of such Qualified Receivables comprising such Preliminary Closing Date Qualified Receivables Amount. Before the expiration of the Evaluation Period, if Purchaser has a reasonable good faith belief that one or more of the Accounts Receivable reported on the updated
Section 5.6 of the Seller Disclosure Letter, delivered on the Closing Date, does not qualify as a Qualified Receivable (the amount of such disputed Account Receivable(s) being the "Disputed Amount"), then it shall notify Seller in
                         ---------------
writing of such concerns, and include any written evidence reasonably affirming Purchaser's claim ("AR Rejection Notice"). If Purchaser fails to deliver an AR
                    -------------------
Rejection Notice to Seller on or before the last day of the Evaluation Period, Purchaser shall pay by wire transfer of immediately available funds, the entire Receivables Holdback to Seller or as otherwise directed by Seller within five days following the expiration of the Evaluation Period. In the event that the Disputed Amount is less than the Receivables Holdback, Purchaser shall pay by wire transfer of immediately available funds, the portion of the Receivables Holdback that is in excess of the Disputed Amount to Seller, or as otherwise directed by Seller, within five days following the expiration of the Evaluation Period.

                  (ii) If the Purchaser delivers to Seller an AR Rejection Notice in accordance with Section 2.3(b)(i) above, the Seller shall have thirty
(30) days following such delivery (such period being the "Response Period") to
                                                          ---------------
respond to Purchaser in writing, indicating Seller's (A) acceptance of all or some of the Disputed Amounts set forth in such AR Rejection Notice or (B) rejection of all or some of the Disputed Amounts set forth in such AR Rejection Notice (such notice being a "Response Notice"). If Seller delivers a Response
                             ---------------
Notice to Purchaser on or before the last day of the Response Period, such Response Notice shall be deemed to accept or reject, as applicable, the Disputed Amounts set forth in such AR Rejection Notice as of the date such Response Notice is delivered to Purchaser. If Seller fails to deliver a Response Notice on or before the last day of the Response Period, Seller shall automatically be deemed to have accepted all of the Disputed Amounts set forth in Purchaser's AR Rejection Notice as of the last day of the Response Period. Purchaser shall be entitled to retain such portion of the Disputed Amount as shall be accepted by Seller from the Receivables Holdback.

                  (iii) With regard to any Disputed Amount or any portion thereof that is rejected by Seller pursuant to a valid Response Notice, Purchaser and Seller will negotiate in good faith in an effort to resolve any differences regarding the Disputed Amount. If full disbursement of the Disputed Amount cannot be resolved within fifteen (15) days following delivery of the Response Notice, the Purchaser and Seller shall select a mutually acceptable, independent, nationally recognized public accounting firm to arbitrate such differences. If Purchaser and Seller cannot agree on the choice of an accounting firm, they will select by lot a nationally recognized independent accounting firm, other than any independent accounting firm that has provided audit or other material services to Parent, Purchaser or Seller after January 1, 2002. The accounting firm selected (the "Accountant") shall be jointly
                                          ----------
instructed by Purchaser and Seller to finally determine whether and to what extent the Disputed Amount does or does not qualify as Qualified Receivables. The Accountant shall deliver to each of Purchaser and Seller its determination within thirty (30) days after receiving the joint instructions of Purchaser and Seller, and the determination of the Accountant will be set forth in writing and will be conclusive and binding upon the Parties. The Disputed Amount shall be retained by Purchaser, or paid by wire transfer of immediately available funds by Purchaser to Seller, or as otherwise directed by Seller, as applicable, in accordance with the written determination of the Accountant within five (5) days after receipt of such written instructions. The fees and expenses payable to any such Accountant shall be paid by the Party that does not receive, or in the case of Purchaser, does not retain, a majority of the Disputed Amount.

             (c)  Payment for Certain Non-Qualified Receivables.  In the event
                  ---------------------------------------------
that any Accounts Receivables of the Seller that qualify as Qualified Receivables on the date hereof, but do not qualify as Qualified Receivables as of the Closing Date (either because such Accounts Receivable are (i) not set forth on the updated Section 5.6 of the Seller Disclosure Letter delivered on the Closing Date, or (ii) Disputed Amounts which are retained by Purchaser in accordance with Section 2.3(b)), are collected by Purchaser or its Affiliates for a period of thirty (30) days following the Closing Date, Purchaser shall pay by wire transfer of immediately available funds such collected amounts (net of any out-of-pocket collection costs) to Seller, or as otherwise directed by Seller, within five (5) Business Days following the collection of such Accounts Receivable.

             (d)  Apportionment of Certain Accounts Receivable.  Without
                  --------------------------------------------
duplication, to the extent that the Qualified Receivables comprising the Signing Date Qualified Receivables Amount include amounts attributable to deferred revenues for maintenance or professional services not yet provided to a customer (calculated in accordance with GAAP) (such services being the "Pre-Billed
                                                               ----------
Services") as of December 31, 2002, and some or all of such Pre-Billed Services
--------
are paid by the customer to Seller prior to the Closing Date (such amount collected being the "Collected Pre-Billed Amounts"), the Purchase Price and
                     ----------------------------
Closing Payment shall be reduced by the pro-rata portion of the Collected Pre-Billed Amounts attributable to Pre-Billed Services remaining outstanding as of the Closing Date.

       2.4   Contract and Asset Rejection and Assumption.

             (a)  Schedule 2.4 sets forth a list of executory contracts, license
                  ------------
agreements, and unexpired leases (with maximum Cure Cost amounts) that Purchaser wishes to assume and Seller wishes to assign to Purchaser at Closing ("Designated Contracts"). Seller shall be responsible for and bear any Cure
  --------------------
Costs in connection with the assumption and assignment by Seller to Purchaser or of the Designated Contracts.

             (b) If after the date hereof, but prior to the Closing, any Party becomes aware of any executory contract, license agreement, or unexpired lease that does not appear on the list of Other Contracts as defined in Section 5.14(a) ("Undisclosed Contract"), the discovering Party shall, within two (2)
          --------------------
Business Days, notify the other Parties of such Undisclosed Contract, and Purchaser may elect, no later than two (2) Business Days prior to the Closing (the "Undisclosed Contract Designation Date"), to have Seller assume and assign
      -------------------------------------
to Purchaser such Undisclosed Contract and to include such Undisclosed Contract as a Designated Contract. Notwithstanding the foregoing, and subject to the Bankruptcy Code, if any Undisclosed Contract is entered into after the date of the Approval Order and such Undisclosed Contract contains language allowing

Seller to assign the contract to Purchaser, then such Undisclosed Contract may be assigned without the entry of a Bankruptcy Court order. Purchaser shall have until the Undisclosed Contract Designation Date (i) to designate which pre-petition Undisclosed Contracts it wishes to have Seller assume and assign and to whom, and (ii) to designate which post-petition Undisclosed Contracts it wishes to have Seller assume and assign and to whom (to the extent such assignment and assumption of post-petition Undisclosed Contracts is necessary or appropriate under applicable Law). This procedure for assumption and assignment shall be mutually acceptable to Purchaser and Seller.

             (c) Notwithstanding anything herein to the contrary, the Purchaser may elect, no later than two (2) Business Days prior to the Closing, to have Seller assume and assign to Purchaser any Excluded Asset listed on Schedule 2.1 or one or more Other Contracts listed on Section 5.14 of the Seller Disclosure Letter (except for those Other Contracts or Excluded Assets identified thereon as not being subject to this paragraph), including but not limited to tangible personal property, or the Spear Street Lease, and any such Excluded Asset or Other Contract shall thereupon constitute an Acquired Asset or Designated Contract, as the case may be; provided that no such Excluded Asset expressly designated in Schedule 2.1 as subject to an increase in the Purchase Price shall be re-classified to constitute an Acquired Asset unless the Purchaser and Seller reasonably agree on the fair resale value of such asset, as determined in the context of the liquidation by Seller of its remaining assets, and a corresponding increase in the Purchase Price equal to such value, it being understood that no increase in the Purchase Price shall result from the classification of an Other Contract as a Designated Contract; and provided further that Purchaser, as a condition of classifying any such Excluded Asset or Other Contract as Acquired Assets or Designated Contracts, shall agree to assume the liabilities and Liens, if any, associated with such asset or Contract as identified by Seller in writing, and such liabilities shall be added to Schedule
2.6 and become part of the Assumed Liabilities.

     2.5     Amounts Due Under Executory Contracts and Unexpired Leases; Cure
             ----------------------------------------------------------------
Costs. Purchaser shall be obligated to pay any amounts for services rendered by
------
a third party under the Designated Contracts from and after Closing which shall be Assumed Liabilities. Any amounts for services rendered by a third party under the Designated Contracts during the period until Closing shall be a retained liability of Seller and shall be an Excluded Liability. Seller shall pay 100% of the cure and reinstatement costs and expenses for services rendered before the Closing Date (collectively, the "Cure Costs") of or relating to the assumption
                                 ----------
and assignment of the Designated Contracts. Such Cure Costs shall be paid by Seller or its Subsidiaries, as applicable, on or before the Closing. Notwithstanding the foregoing, Purchaser shall be entitled to reduce the Purchase Price on the Closing Date to the extent such Cure Costs are not paid by Seller prior to the Closing Date which to the extent treated as a reduction in Purchase Price shall become Assumed Liabilities.

     2.6     Assumed and Excluded Liabilities. Subject to the terms and
             --------------------------------
conditions set forth herein, at the Closing, Purchaser shall assume from Seller and thereafter pay, perform, or discharge in accordance with their terms the liabilities set forth on Schedule 2.6. The liabilities to be assumed pursuant to
                         ------------
the preceding sentence shall be referred to herein as the "Assumed Liabilities"
                                                           -------------------
and all other liabilities of the Seller shall be referred to herein as the "Excluded
 --------

Liabilities". Notwithstanding anything contained in this Agreement to the
-----------
contrary, Purchaser does not and shall not assume or agree to pay, satisfy, discharge or perform, and shall not be deemed by virtue of the execution and delivery of this Agreement or any document delivered at the Closing pursuant to this Agreement, or as a result of the consummation of the transactions contemplated by this Agreement, to have assumed, or to have agreed to pay, satisfy, discharge or perform, any liability, obligation or indebtedness of Seller, whether primary or secondary, direct or indirect, other than the Assumed Liabilities. Seller shall retain and pay, satisfy or discharge and perform in accordance with the terms thereof, all of the Excluded Liabilities.

     2.7     Allocation of Adjusted Purchase Price. The Adjusted Purchase Price
             --------------------------------------
shall be allocated among the Acquired Assets and Assumed Liabilities for tax purposes in accordance with an allocation schedule to be mutually agreed between Seller and Purchaser prior to Closing. The Purchaser and Seller, on behalf of themselves and their respective Affiliates, hereby agree to timely file IRS Form 8594 based on the allocations set forth in such schedule.

     2.8     Transfer Taxes. Any sales, use, transfer or recording Taxes with
             --------------
respect to real or personal property due as a result of the transactions provided for herein shall be paid by Seller. The Parties will reasonably co-operate to minimize such Taxes.

     2.9     Prorations. Seller shall bear all personal property and ad valorem
             ----------
Tax liability with respect to the Acquired Assets if the Lien or assessment arises with respect to periods prior to the Closing irrespective of the reporting and payment dates of such Taxes. All other property Taxes, ad valorem Taxes and similar recurring Taxes and fees on the Acquired Assets, and all lease payments or similar recurring payments under agreements that are Designated Contracts, shall be pro rated for the applicable period between Purchaser and Seller, as applicable, as of 12:01 a.m. local time on the Closing Date. All payments to be made by Purchaser or Seller in accordance with this Section2.9 shall be made, to the extent then determinable, at the Closing as an adjustment to the Closing Payment and the Purchase Price, or to the extent not determinable as of the Closing, promptly following the determination thereof, with such payments paid to the appropriate Party when due. Seller and Purchaser shall have the right of reasonable review and approval of the other's property Tax Returns and assessments for which Seller or Purchaser bear any economic responsibility. Purchaser and Seller shall reasonably cooperate with respect to any review, contest or challenge of any Tax Return or assessment. Seller and Purchaser shall also undertake a reconciliation and allocation procedure using the mechanism set out above for the reconciliation and allocation of payroll expenses and costs.

     2.10     Reconciliation and Allocations. Beginning on the Closing Date, all
              ------------------------------
payments received by Seller or its Subsidiaries on account of the accounts receivable and all other payments received by Seller which are properly allocable to the conduct of the Acquired Business, other than relating to Excluded Assets, shall be held in trust for Purchaser and shall be promptly paid to Purchaser. At Closing and, thereafter, on the last day of each month during the six (6) month period beginning on the Closing Date, Seller shall report to Purchaser the amounts of such payments and the amount shall be paid immediately by Seller or its Subsidiaries to Purchaser. After such six (6) month period, Seller and its Subsidiaries shall co-operate with

Purchaser to allocate and remit to Purchaser any account receivables collected, and shall continue to hold such payments in trust for Purchaser and remit them periodically as received.

     2.11     Accrued Paid Time Off. As described on Schedule 2.11, Purchaser is
              ---------------------
assuming the liability associated with accrued paid time off ("Accrued PTO
                                                               -----------
Liability") of Transferred Employees.  Notwithstanding the foregoing, Purchaser
---------
shall be entitled to reduce the Purchase Price and the Closing Payment by an amount equal to one-quarter of the assumed Accrued PTO Liability.

     2.12     Federal Reserve Credit.  The Purchase Price and the Closing
              ----------------------
Payment shall be reduced to the extent that the Federal Reserve Bank has a credit for services with the Seller on the Closing Date (as of the date hereof, such credit totaled $138,519).

                                   ARTICLE III
                              CONDITIONS TO CLOSING

     3.1     Conditions Precedent to Obligations of Seller, Parent and
             ---------------------------------------------------------
Purchaser. The respective obligations of each Party to effect the transactions
---------
contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions precedent:

             (a) no action, suit or proceeding (including any proceeding over which the Bankruptcy Court or any other court that has jurisdiction) shall be pending by any Governmental Body to enjoin, restrain, prohibit or obtain substantial damages or significant equitable relief in respect of or related to the transactions contemplated by this Agreement, or that would be reasonably expected to prevent or make illegal the consummation of the transactions contemplated by this Agreement; and

             (b) there shall not be in effect any Law of any Governmental Body of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement.

     3.2     Conditions Precedent to Obligations of Seller. The obligation of
             ---------------------------------------------
Seller to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions precedent:

             (a) the representations and warranties of Parent and Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date (except for representations and warranties that relate to a specific date), and Seller shall have received a certificate dated the Closing Date with respect to the foregoing signed on behalf of each of Parent and Purchaser by an authorized senior executive officer of each such entity;

             (b) Parent and Purchaser shall have performed in all material respects their respective covenants, obligations and agreements under this Agreement required to be performed or complied with, by them at or prior to the Closing Date, including payment of the Closing

Payment, and Seller shall have received a certificate dated the Closing Date with respect to the foregoing signed on behalf of each of Parent and Purchaser by an authorized senior executive officer of each such entity; and

             (c) the Approval Order shall be in form and substance substantially similar to the form of Approval Order attached hereto as Exhibit 3.2(c), with such changes as shall be required by the Bankruptcy Court which do not materially deprive Seller of the benefits of this Agreement and such form of Approval Order.

     3.3     Conditions Precedent to the Obligations of Parent and Purchaser.
             ---------------------------------------------------------------
The obligation of Parent and Purchaser to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions precedent:

             (a) the representations and warranties of Seller, other than the representations and warranties set forth in Sections 5.1, 5.2, 5.5, 5.6 (to the extent an untruth or incorrectness of a representation or warranty in 5.6 is not satisfied through the Accounts Receivable Adjustment in Section 2.3), 5.7, 5.9(b), 5.11, 5.15, and 5.16(a), contained in this Agreement (as modified by the Seller Disclosure Letter as of the date hereof) qualified by materiality or Seller Material Adverse Effect shall be true and correct without further qualification as of the Closing Date as if made on such date (except for representations and warranties that relate to a specific date), and all representations and warranties of Seller, other than the representations and warranties set forth in Sections 5.1, 5.2, 5.5, 5.6 (to the extent an untruth or incorrectness of a representation or warranty in 5.6 is not satisfied through the Accounts Receivable Adjustment in Section 2.3), 5.7, 5.9(b), 5.11, 5.15, and 5.16(a), contained in this Agreement (as modified by the Seller Disclosure Letter as of the date hereof) that are not so qualified shall be true and correct in all material respects as of the Closing Date as if made on such date (except for representations and warranties that relate to a specific date);

             (b) Seller shall have performed in all material respects its covenants, obligations, and agreements under this Agreement required to be performed by Seller at or prior to the Closing Date;

             (c) Parent and Purchaser shall have received a certificate, in form and substance satisfactory to Parent and Purchaser, dated as of the Closing Date, executed on behalf of Seller by an authorized executive officer thereof, specifying that the conditions in this Section 3.3 have been fulfilled;

             (d) since the signing date hereof, no Seller Material Adverse Effect shall have occurred or be reasonably expected to occur; provided that facts disclosed in the Seller Disclosure Letter on the signing date hereof shall not constitute a Seller Material Adverse Effect pursuant to this Section 3.3(d);

             (e) the Approval Order shall be a Final Order in form and substance substantially similar to the form of Approval Order attached hereto as
Exhibit 3.2(c), with such
changes as shall be required by the Bankruptcy Court which do not materially deprive Parent and Purchaser of the benefits of this Agreement and such form of Approval Order;

             (f) subject to Section 7.9(a), at least eighty percent (80%) of each of (i) all employees of Seller offered employment by Purchaser and (ii) the software developers of Seller offered employment by Purchaser, shall accept such offers of employment in writing prior to the Closing;

             (g) the Seller shall have delivered, as Schedule 3.3(g), an updated Section 5.6 of the Seller Disclosure Letter, as of the Closing Date;

             (h) Other than Contracts set forth on Section 5.8(h) of Schedule 1A identified as not being required pursuant to this Section 3.3(h), all consents, waivers and approvals required under any Designated Contract identified in Section 5.8(h) of Schedule 1A shall have been obtained;

             (i) Seller shall have delivered an Assignment of Copyrights, in the form and substance substantially similar to the form of Assignment of Copyright attached hereto as Exhibit 3.3(i), with such changes as shall be required by the Bankruptcy Court which do not materially deprive Parent and Purchaser of the benefits of this Agreement and such form of Assignment of Copyrights;

             (j) Seller shall have delivered an Assignment of Trademarks, in the form and substance substantially similar to the form of Assignment of Trademarks attached hereto as Exhibit 3.3(j), and additional Assignments of Trademark with respect to Trademarks registered in countries abroad, in form and substance reasonably agreeable to Purchaser and Seller, with such changes as shall be required by the Bankruptcy Court which do not materially deprive Parent and Purchaser of the benefits of this Agreement and such forms of Assignment of Trademarks;

             (k) Seller shall have delivered Assignments of Patents, in the form and substance substantially similar to the form of Assignments of Patents attached hereto as Exhibits 3.3(k)(i) and 3.3(k)(ii), with such changes as shall be required by the Bankruptcy Court which do not materially deprive Parent and Purchaser of the benefits of this Agreement and such form of Assignment of Patents;

             (l) Seller shall have delivered an Assignment of Domain Names, in the form and substance substantially similar to the form of Domain Name Assignment attached hereto as Exhibit 3.3(l), with such changes as shall be required by the Bankruptcy Court which do not materially deprive Parent and Purchaser of the benefits of this Agreement and such form of Assignment of Domain Names; and

             (m) Seller shall have caused Evolve Software (India) Pvt. Ltd. to assign to Seller all of its rights to any Intellectual Property Assets as it pertains directly or indirectly with the Acquired Assets, the Acquired Business or the Seller Products.

                                   ARTICLE IV
                                  THE CLOSING

     4.1     Closing. The consummation of the transactions contemplated by this
             -------
Agreement (the "Closing") shall take place at the offices of Blank Rome LLP, One
                -------
Logan Square, Philadelphia, Pennsylvania 19103 at 10:00 a.m. on (i) a date after all the conditions to Closing set forth in Section 3 have been met or waived following the eleventh (11th) day after entry of the Approval Order, as shall be agreed upon by the Parties, or (ii) such other time, date, and place as shall be agreed upon by the Parties (the date of the Closing being herein referred to as the "Closing Date").
     ------------

     4.2     Deliveries by Seller at Closing. At the Closing, Seller shall
             -------------------------------
deliver to Purchaser:

             (a) a general bill of sale and assignment and assumption agreement, in form and substance substantially similar to the form of general bill of sale and assignment and assumption attached hereto as Exhibit 4.2(a) (the "Bill of Sale"), with such changes as shall be required by the Bankruptcy
      ------------
Court which do not materially deprive Parent and Purchaser of the benefits of this Agreement and such form of Bill of Sale, with respect to the Acquired Assets, and any other documents reasonably requested by Purchaser so as to convey to Purchaser good title, free and clear of all Liens (other than Liens created after the Closing Date by or against Purchaser), to all of Seller's right, title and interest in and to the Acquired Assets to be conveyed at Closing, each executed by Seller;

             (b) a certificate, dated the Closing Date, of the Secretary or an Assistant Secretary of Seller as to the incumbency and signatures of the officer(s) of Seller executing this Agreement;

             (c) copies of the resolutions duly adopted by the board of directors of Seller authorizing such Seller to enter into and perform this Agreement, certified by the Secretary or Assistant Secretary of Seller as in full force and effect on and as of the Closing Date;

             (d) to the extent included in the Acquired Assets or Assumed Liabilities an assumption and assignment of (i) leases, security deposits and prepaid rents assuming and assigning to Purchaser all of Seller's right, title and interest in and to the Leased Real Property and all security deposits and prepaid rents thereunder and (ii) Designated Contracts assuming and assigning to Purchaser all of Seller's right, title and interest in and to such Contracts by way of the Bill of Sale;

             (e) to the extent that Purchaser has accepted the assumption and assignment by Seller of the lease associated with the Leased Real Property, keys, security codes and pass cards to the Leased Real Property, and every lock thereon in Seller's possession, excluding such property Purchaser permits to be retained by Transferred Employees;

             (f) all of Seller's books and records, customer files and related business records pertaining to the Acquired Assets, the originals of all Designated Contracts in Seller's possession, the originals of all permits and warranties, and copies of all maintenance records and operating manuals in Seller's possession pertaining to the personal property or any portion of the Leased Real Property included in the Acquired Assets;

             (g)  a FIRPTA Non-Foreign Transferor Certificate in accordance with section 1445 of the Code, and any similar state required documents;

             (h)  a certified copy of the Approval Order;

             (i) all other documents, certificates, instruments or writings reasonably requested by Parent, Purchaser or their counsel in connection with the acquisition of the Acquired Business.

     4.3     Deliveries by Purchaser at Closing. At the Closing, Purchaser shall
             ----------------------------------
deliver to Seller:

             (a) such documents, instruments or certificates required to be delivered in connection with Purchaser's obligations under this Agreement, or as Seller or its counsel may reasonably request;

             (b) the Closing Payment in accordance with Section 2.2 by wire transfer of immediately available funds to an account or accounts designated by Seller or as otherwise directed by Seller; and

             (c) the Bill of Sale with such changes as shall be required by the Bankruptcy Court which do not materially deprive Parent and Purchaser of the benefits of this Agreement and the Bill of Sale, providing for the assumption and assignment by Seller to Purchaser of the Designated Contracts and Assumed Liabilities.

     4.4     Delivery of Acquired Assets. At Closing, Seller shall place
             ---------------------------
Purchaser in full possession and control of the Acquired Assets.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Knowing that the Parent and Purchaser are relying thereon, the Seller represents and warrants to Parent and Purchaser, except as otherwise set forth in writing in the disclosure letter supplied by the Seller to Parent and Purchaser dated as of the date hereof which disclosure shall provide an exception to or otherwise qualify the representations or warranties of Seller referred to by Section numbers in such disclosure letter and such other representations and warranties to the extent such disclosure reasonably applies to such other representations or warranties (the "Seller Disclosure Letter"), as
                                                  ------------------------
follows:

     5.1     Organization; Standing and Power; Information; Charter Documents;
             -----------------------------------------------------------------
Subsidiaries.
------------

             (a)  Organization; Standing and Power.  The Seller and each of its
                  --------------------------------
Subsidiaries is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective states of incorporation or organization. The Seller and its Subsidiaries possess the full corporate power and authority: (i) to own, lease and use their assets and properties in the manner in which such assets are currently owned and used, and (ii) to conduct their businesses as such businesses are currently being conducted. The Seller and its Subsidiaries are duly qualified or registered to do business in each jurisdiction where such qualification or registration is required by applicable Law. The Seller and its Subsidiaries are in good standing in each of the jurisdictions where they are required by law to be qualified or registered to do business. Other than the Subsidiaries, the Seller does not own, with regard to any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by Seller or by any one or more of the Subsidiaries, or by Seller and one or more of the Subsidiaries.

             (b) Except for the Patent that is the subject of the Assignment from Infowide, Inc. to Purchaser, none of the Subsidiaries own any asset or conduct operations other than the employment of sales personnel and cash.

     5.2     Capital Structure.
             -----------------

             (a) Section 5.2 of the Seller Disclosure Letter sets forth the authorized capital stock of the Seller and each of its Subsidiaries, including the type of shares authorized, the par value per share and the number of each type of shares that are issued and outstanding. Section 5.2 of the Seller Disclosure Letter contains an accurate and complete list of: (i) the full names of all record holders of Seller Preferred Stock and (ii) the numbers and types of shares of Seller Preferred Stock owned of record by such stockholders identified in (i) above. For each of the stockholders identified in (i) above,
(i) he, she or it is the sole record owner of his, her or its shares of capital stock as set forth in Section 5.2 of the Seller Disclosure Letter next to such stockholder's name (the "Shares"); (ii) to the Knowledge of Seller, such
                         ------
stockholder has the ability to vote all of the Shares at any meeting of the stockholders of the Seller and/or its Subsidiaries, or by written consent in lieu of any such meeting; and (iii) to the Knowledge of Seller, such stockholder has not appointed or granted any proxy or entered into any agreement, contract, commitment or understanding with respect to any of the Shares. There exists no right of first refusal or other preemptive right with respect to the Seller and its Subsidiaries or the assets of the Seller and/or its Subsidiaries.

     5.3     Authority. The Seller has all requisite corporate power and
             ---------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of the Seller and no other corporate proceedings on the part of the Seller or its Subsidiaries, are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of the Seller, enforceable against such parties in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies.

     5.4     Non-Contravention. Assuming the satisfaction of the conditions set
             -----------------
forth in ARTICLE III and compliance with the applicable requirements for consents, approvals, authorizations, permits or filings referred to in this
Section 5.4, no consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body, domestic or foreign, or of any other Person is required to be made or obtained by Seller or its Subsidiaries in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby except (i) approvals of the Bankruptcy Court, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would neither (x) prevent or materially delay the consummation by Sellers and its Subsidiaries of the transactions contemplated by this Agreement nor (y) individually or in the aggregate, constitute or be reasonably expected to constitute a Seller Material Adverse Effect. With respect to each of Seller and its Subsidiaries, neither the execution, delivery, or performance of this Agreement by such entity, nor the consummation of the transactions contemplated hereby by such entity, nor compliance with any of the provisions hereof by such entity, will (a) conflict with or result in any breach of any provisions of the certificate of incorporation or bylaws of such entity, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension, or revocation) under any of the terms, conditions, or provisions of any Designated Contract to which such entity is a party or by which such entity, the Acquired Assets and Acquired Business may be bound or affected, (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to such entity or its properties or assets, (d) result in the creation or imposition of any Lien on any Acquired Asset of such entity, or (e) cause the suspension or revocation of any permit, license, governmental authorization, consent, or approval necessary for such entity to conduct its business as currently conducted.

     5.5     Corporate Records. The books and records of the Seller and its
             -----------------
Subsidiaries are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with GAAP, and such books and records fairly reflect (i) all of the Acquired Assets and Assumed Liabilities related to the Acquired Assets of the Seller and its Subsidiaries and (ii) all of the Designated Contracts and other transactions to which the Seller and its Subsidiaries is or was a party or by which the Acquired Businesses or Acquired Assets are or were affected.

     5.6     Accounts Receivable. All Accounts Receivable of the Seller arose in
             -------------------
the ordinary course of business and are collectible by the Seller and each of its Subsidiaries in full (without any counterclaim or setoff), net of applicable reserves. There are no refunds, discounts, rights of setoff or assignments affecting any such Accounts Receivable. Proper amounts of deferred revenues appear on the books and records of the Seller and each of its Subsidiaries, in accordance with GAAP, with respect to all of the Seller's (a) billed but unearned Accounts Receivable; (b) previously billed and collected Accounts Receivable still unearned; and (c) unearned customer deposits. The outstanding, aged Qualified Receivables of the Seller, as of December 31, 2002 are listed in
Section 5.6 of the Seller Disclosure Letter.

     5.7     Tangible Property.
             -----------------

             (a) All of the Tangible Property of the Seller is located at its offices or facilities (other than laptop computers and other portable Assets of a personal nature) and the Seller has the full and unqualified right to require the immediate return of any of its Tangible Property which is not located at its offices or facilities. All Tangible Property of Seller, wherever located, (i) is in good condition, ordinary wear and tear excepted and (ii) materially complies with, and is being operated and otherwise used in material compliance with, all applicable Laws, and

             (b) Upon entry and effectiveness of the Approval Order, Seller and its Subsidiaries (a) shall have the power and the right to sell, convey, transfer, assign and deliver to Purchaser the Acquired Business (including the Acquired Assets) and (b) on the Closing Date shall sell, convey, transfer, assign and deliver the Acquired Business (including the Acquired Assets) free and clear of all Liens, claims, encumbrances and security interests, except for and subject to the Assumed Liabilities. The Acquired Assets constitute all assets of the Seller and its Subsidiaries, real, personal and mixed, tangible and intangible, used or usable in the conduct of the Acquired Business, other than the Excluded Assets or contracts which the Purchaser has elected not to include in the Designated Contracts.

     5.8     Software and Other Intangibles.
             ------------------------------

             (a) The Seller (or, solely with respect to the Patent that is the subject of the assignment attached as Exhibit 3.3(k)(ii) hereto, Infowide, Inc.) is the exclusive owner of, and has good, valid and marketable title to, all of the Intellectual Property Assets and, other than the Inbound Rights therein, to all of the Seller Products, free and clear of any Lien.

             (b) Section 5.8(b) of Schedule 1A sets forth a complete and accurate list and summary description of the Seller Products, including a summary product description, version number, the programming language in which it is written, and the type of hardware, operating system, and database on or with which it operates and an identification of all customized versions thereof created for customers. Each of the Seller Products includes at least one electronic copy of the source code therefor and each applicable object file, together with build files, batch files, and make files, as may be required to create the executables that are included in each release of such Seller Product
prior to the Closing Date.   The source code and technical documentation for
each of the Seller Products includes in-line comments, database design documentation, documentation of file structures, descriptions of the virtual database fields, and descriptions of the columns and fields of the tables used in it. The Seller has provided or made available to Parent or its representatives access to the Seller's and Subsidiaries' database regarding known errors that would cause each Seller Product not to operate in accordance with the applicable technical documentation and user documentation. Except for such errors as are set forth in such database, there are no other errors known to Seller, and each Seller Product operates in accordance with the applicable technical documentation and user documentation and in conformance with the warranties made by Seller.

             (c) Section 5.8(c) of Schedule 1A sets forth a complete and accurate list and title of each Patent included in the Intellectual Property Assets. All such issued Patents are currently in compliance in all material respects with formal legal requirements (including without limitation payment of filing, examination and maintenance fees and proofs of working or use), are not subject to any maintenance fees or taxes or actions falling due within 120 days of the Closing Date, and are, to the Knowledge of the Seller, valid and enforceable; provided, however, that Knowledge for the purposes of the foregoing clause will not include the obligation to conduct investigations of Patent validity or enforceability. In each case where such a Patent is held by the Seller or its Subsidiaries by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office or other authority of registration in the applicable jurisdiction. No such Patent is now involved in any interference, reissue, re-examination or opposition proceeding. All Seller Products made, used or sold under such Patents have been marked with the proper patent notice permitted or required by applicable law.

             (d) Section 5.8(d) of Schedule 1A sets forth a complete and accurate list of all registered Marks (and any unregistered Marks used by the Seller to designate the source or origin of the Seller Products prior to the Closing Date) included in the Intellectual Property Assets. All such Marks that have been registered with the United States Patent and Trademark Office or any other jurisdiction are currently in compliance in all material respects with formal legal requirements (including without limitation the timely post-registration filing of affidavits of use and incontestability and renewal applications) and are not subject to any maintenance fees or taxes or actions falling due within 120 days of the date of this Agreement. No Mark has been abandoned. In each case where such a Mark is held by the Seller or its Subsidiaries by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office or other authority of registration in the applicable jurisdiction. No such Mark has been or is now involved in any opposition, invalidation or cancellation proceeding and neither the Seller nor its Subsidiaries has received any notice that such action is or has been threatened with respect to such Marks.

             (e) Section 5.8(e) of Schedule 1A sets forth a complete and accurate list and summary description of all registered Copyrights included in the Intellectual Property Assets and all other Copyrights, if any included in the Seller Products, other the Inbound Rights. All such Copyrights that have been registered with the United States Copyright Office are currently in compliance with formal legal requirements, are not subject to any fees or taxes or actions falling due within 120 days of the Closing Date and are valid and enforceable. In each case where such a registered Copyright is held by the Seller or its Subsidiaries by assignment, the assignment has been duly recorded with the U.S. Copyright Office or other authority of registration in the applicable jurisdiction.

             (f) The Seller and its Subsidiaries have taken all reasonable security measures (including entering into appropriate confidentiality and nondisclosure agreements with all officers, directors, employees and consultants of Seller or its Subsidiaries) to protect the secrecy, confidentiality and value of all Trade Secrets included in the Intellectual Property Assets. There has not been any breach by any party to any such confidentiality or non-disclosure agreement that would have a Seller Material Adverse Effect. Such Trade Secrets have not been disclosed by the Seller or its Subsidiaries to any Person other than their employees or contractors in the course of their employment or contract performance or, except for source code for the Software included in the Seller Products, to customers and other Persons under written agreements requiring that such customers and other Persons maintain the confidentiality of such Trade Secrets. Neither the Seller nor its Subsidiaries has received any notice that a third party has asserted that the use by the Seller or its Subsidiaries of any such Trade Secret violates the rights of such third party.

             (g) The Seller and its Subsidiaries have the exclusive right to license and bring infringement actions with respect to the Intellectual Property Assets. Neither the Seller nor its Subsidiaries has licensed or granted to any other Person rights of any nature to use any of its Intellectual Property Assets, other than end user licenses entered into in the ordinary course of the Seller's business. No payment of royalties or other fees to a third party is necessary for the ownership, use, improvement, modification, license or distribution by the Seller or its Subsidiaries of the Intellectual Property Assets, in the manner and to the extent Seller and its Subsidiaries have owned, used, improved, modified, licensed or distributed the Intellectual Property Assets prior to the Closing Date.

             (h) Except for Off-The-Shelf Internal Use Software, all licenses or other agreements under which the Seller or its Subsidiaries are granted rights by other Persons in Intellectual Property are included in the Designated Contracts and are listed in Section 5.8(h) of Schedule 1A ("Inbound Licenses"). All such licenses or other agreements are currently in effect, to the Knowledge of the Seller and its Subsidiaries, legal, valid, binding and enforceable, and upon consummation of the transactions contemplated hereby, will continue to be in effect on terms identical to those in effect immediately prior to the consummation of the transactions contemplated hereby, to the Knowledge of the Seller and its Subsidiaries, will be legal, valid, binding and enforceable, there is no material default thereof by Seller or its Subsidiaries, to the Knowledge of the Seller and its Subsidiaries, there is no material default thereof by any other party thereto, and all of the rights of the Seller and its Subsidiaries thereunder are assignable in connection with the transactions described herein. Neither Seller nor its Subsidiaries have received any notice that a Proceeding is pending or has been threatened, nor has any claim or demand been made, which challenges the legality, validity, or enforceability thereof or the right of Seller or its Subsidiaries to use and exercise such other rights in and to the Intellectual Property licensed thereunder in accordance with their
respective terms.   True and complete copies of all such licenses or other
agreements, and any amendments thereto, have been provided to the Parent or its representatives. Except for the Off-The-Shelf Internal Use Software, no payment of royalties or other fees to a third party is necessary for the use, improvement, modification, license or distribution by the Seller or its Subsidiaries of the Intellectual Property listed in Section 5.8(h) of Schedule 1A in order for Seller and its Subsidiaries to conduct the Acquired Business as presently conducted.

             (i) All licenses or other agreements included in the Designated Contracts under which the Seller or its Subsidiaries have granted rights to other Persons in Intellectual Property Assets, including all end user licenses to the Seller Products, are listed in Section 5.8(i) of Schedule 1A. All such licenses or other agreements are currently in effect, to the Knowledge of the Seller, are legal, valid, binding, enforceable, and upon consummation of the transactions contemplated hereby, will continue to be in effect on terms identical to those in effect immediately prior to the consummation of the transactions contemplated hereby, to the Knowledge of the Seller and its Subsidiaries, will be legal, valid, binding and enforceable and, there is no material default thereof by Seller or its Subsidiaries, and to the Knowledge of the Seller and its Subsidiaries, there is no material default thereof by any other party thereto. Seller has not received any notice that a Proceeding is pending or has been threatened, nor has any claim or demand been made, which challenges the legality, validity, or enforceability thereof. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided or made available to the Parent or its representatives.

             (j) The licensing, distribution and marketing of the Seller Products and the conduct of the Acquired Business by Seller and its Subsidiaries in the manner in which the Seller is currently engaging in same does not, violate or infringe, nor is it alleged to violate or infringe, any Intellectual Property of any other Person. To the Knowledge of the Seller, none of the Intellectual Property Assets are subject to any Judgment. Seller has not received any notice that a Proceeding is pending or is threatened, nor has any claim or demand been made, which challenges the legality, validity, enforceability, use or exclusive ownership by the Seller or its Subsidiaries of any of the Intellectual Property Assets. To the Knowledge of the Seller, no Person is violating or infringing upon, or has violated or infringed upon at any time, any of the Intellectual Property Assets.

             (k) Other than maintenance and support to be provided to customers, distributors and licensees in the ordinary course of business and under the terms of Seller's standard support services agreements, neither the Seller nor its Subsidiaries has any obligation to any other Person to modify, improve or upgrade the Seller Products.

             (l) The Intellectual Property Assets, together with the Inbound Rights, constitute all of the Intellectual Property required for the operation by Seller and its Subsidiaries of the Acquired Business, as and where such business is presently conducted.

             (m) A list of each of the material nondisclosure and/or confidentiality agreements currently in effect and entered into between the Seller or its Subsidiaries and other Persons in connection with disclosures by the Seller or its Subsidiaries relating to the Seller Products or other Intellectual Property Assets (the "Nondisclosure Contracts") is provided in
                                   -----------------------
Section 5.8(m) of the Seller Disclosure Letter.

             (n) Section 5.8(n) of the Seller Disclosure Letter sets forth a true and complete list of all personnel, including employees, agents, consultants, and contractors, who have made material contributions to or participated in the development of the source code and documentation included in the Seller Products. Each such person has executed appropriate instruments of assignment in favor of Seller or a Subsidiary as assignee that have conveyed to it exclusive ownership of all Intellectual Property thereby arising, to the extent allowable under law, including all works of authorship and inventions.
To the Knowledge of the Seller, no employee of the Seller or its Subsidiaries has entered into any agreement that restricts or limits in any way the scope or type of work in which such employee may be engaged or requires such employee to transfer, assign, or disclose information concerning such employee's work at Seller or its Subsidiaries to any other Person.

             (o) To the Knowledge of the Seller, none of the Intellectual Property Assets is owned by or registered in the name of any current or former owner, stockholder, partner, director, executive, officer, employee, salesman, agent, customer, representative or contractor of the Seller or its Subsidiaries and no such Person has any interest therein or right thereto, including the right to receive royalty payments.

             (p) Except for time limitations contained in demonstration and evaluation copies of the Software, no portion of the Software contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware, or data without the consent of the user.

             (q)  Section 5.8(q) of Schedule 1A sets forth all Domain Names.
The Seller is the registrant of all Domain Names and all the registrations of Domain Names are in good standing until such dates as are set forth on Section 5.8(q) of the Seller Disclosure Letter. Seller has not received any notice that action has been taken or is pending, or threatened, to challenge rights to, suspend, cancel, transfer or disable any Domain Name, registration therefor or the right of the Seller or its Subsidiaries to use a Domain Name.

             (r) With respect to the Software included in Seller Products currently used by Seller's customers, in each case, each component of such Software that creates, accepts, displays, stores, retrieves, accesses, recognizes, distinguishes, compares, sorts, manipulates, processes, calculates, converts or otherwise uses dates or date-related data, will do so accurately, without any operating defects, loss of functionality or degradation in performance or volume capacity, using dates in the twentieth and twenty-first centuries, and will not be adversely affected by the advent of the year 2000, the advent of any leap year, the advent of the twenty-first century, or the transition from the twentieth century through the year 2000 and into the twenty-first century, and neither the Seller nor its Subsidiaries have experienced any Year 2000-related problems with respect to such Software or received any notices from any Person relating to any Year 2000-related problems.

             (s) With respect to the Software included in Seller Products currently used by Seller's customers, in each case, each component of such Software that creates, accepts, displays, stores, retrieves, accesses, recognizes, distinguishes, compares, sorts, manipulates, processes, calculates, converts or otherwise uses any data denominated in the currency known as the "Euro" introduced pursuant to the Maastricht Treaty on January 1, 1999, does so accurately, consistent with its processing of data denominated in national currencies, without any operating defect, loss of functionality or degradation in performance or volume capacity.

     5.9     Compliance; Permits.
             -------------------

             (a)  Compliance With Laws.  (i) The Seller and its Subsidiaries are
                  --------------------
in material compliance with each Judgment and with each Law that is applicable to them or to the conduct of any of their businesses or the ownership or use of any of the Acquired Assets; (ii) the Seller and its Subsidiaries have at all times during the applicable statute of limitations been in material compliance with each Judgment or Law (except for Environmental Laws which are the subject of Section 5.13) that is or was applicable to them or to the conduct of any of the Acquired Business or the ownership or use of any of the Acquired Assets;
(iii) to the Knowledge of the Seller, no event has occurred, and no condition or circumstance exists, that would be reasonably likely to (with or without notice or lapse of time) constitute or result in a violation by the Seller or any of its Subsidiaries of, or a failure on the part of the Seller or its Subsidiaries to comply with, any Judgment or Law; and (iv) Seller and its Subsidiaries have not received, at any time, any written notice from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Judgment or Law, or (B) any actual, alleged, possible or potential obligation on the part of the Seller or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

             (b)  Permits.  Seller and its Subsidiaries have obtained and hold
                  -------
all Permits required for the lawful operation of the Acquired Assets and Acquired Business as and where such Acquired Assets and Acquired Business is presently conducted. All Permits held by the Seller and its Subsidiaries are listed in Section 5.9 of the Seller Disclosure Letter, and accurate and complete copies of such Permits have been delivered or made available to Parent or its representatives. All Permits required for the lawful operation of the Acquired Assets and Acquired Business are being assumed and assigned by the Seller and its Subsidiaries to the Purchaser, hereunder.

     5.10     Questionable Payments. None of the current or former partners,
              ---------------------
owners, stockholders, directors, executives, officers, representatives, agents or employees of the Seller or its Subsidiaries (when acting in such capacity or otherwise on behalf of the Seller or its Subsidiaries or any of their predecessors): (a) have used or are using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) have used or are using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (c) have violated or are violating any provision of the Foreign Corrupt Practices Act of 1977; (d) have established or maintained, or are maintaining, any unlawful or unrecorded fund of corporate monies or other properties; (e) have made at any time since January 1, 1995, any false or fictitious entries on the books and records of the Seller and/or its Subsidiaries; (f) have made a bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of the Seller and/or its Subsidiaries; or (g) have made any material favor or gift that is not deductible for federal income tax purposes using corporate funds or otherwise on behalf of the Seller and/or its Subsidiaries.

     5.11     Brokers' and Finders' Fees. Other than fees payable to Alliant
              --------------------------
Partners disclosed in Section 5.11 of the Seller Disclosure Letter, the Seller and its Subsidiaries have not incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

     5.12     Employees and Independent Contractors.
              -------------------------------------

             (a) Section 5.12 of the Seller Disclosure Letter contains an accurate and complete list of all of the current employees of the Seller and its Subsidiaries (including any employee of the Seller or its Subsidiaries who is on a leave of absence) and (i) their titles or responsibilities; (ii) their dates of hire; (iii) their current salaries or wages and all bonuses, commissions and incentives paid at any time during the past twelve months; (iv) their last compensation changes and the dates on which such changes were made; (v) any specific bonus, commission or incentive plans or agreements for or with them;
(vi) each Employee Benefit Plan in which they participate; (vii) any Permit that is held by them and that relates to or is useful in connection with any of the businesses of the Seller and its Subsidiaries; and (viii) any outstanding loans or advances made to them.

             (b) Section 5.12 of the Seller Disclosure Letter also contains an accurate and complete list of all sales representatives and independent contractors engaged by the Seller and/or its Subsidiaries and any other Persons who are compensated in any manner in connection with the sale of the Seller's products (i) their state or country of residence; (ii) their payment arrangements (if not set forth in a Designated Contract listed or described in Section 5.14 of the Seller Disclosure Letter); and (iii) a brief description of their jobs or projects currently in progress. There are no Contracts in effect with respect to the marketing, distribution, licensing or promotion of the Software or other Seller products or any other Intangible by any independent salesperson, distributor, sublicensor or other remarketer or sales organization.

             (c) Except as limited by the specific and express terms of any employment Contracts listed in Section 5.14 of the Seller Disclosure Letter and except for any limitations of general application which may be imposed under applicable employment Laws, the Seller and its Subsidiaries have the right to terminate the employment of each of their employees at will and to terminate the engagement of any of its independent contractors without payment to such employee or independent contractor other than for services rendered through termination and without incurring any penalty or liability other than liability for severance pay in accordance with such Seller's disclosed severance pay policy.

             (d) The Seller and its Subsidiaries are in compliance with all Laws relating to employment practices. The Seller has delivered or made available to Parent or its representatives, accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current employees of the Seller and each of its Subsidiaries.

             (e) The Seller and its Subsidiaries have never been a party to or bound by any union or collective bargaining Contract, nor is any such Contract currently in effect or being negotiated by or on behalf of the Seller and/or its Subsidiaries.

             (f) Since the incorporation or formation date of the Seller and each of its Subsidiaries, as applicable, neither the Seller nor its Subsidiaries have experienced any labor problem that was or is material to them. The relations of the Seller and its Subsidiaries with their respective employees are currently on a good and normal basis.

             (g) To the Knowledge of the Seller: (i) no employee of the Seller or its Subsidiaries has received an offer to join a business that may be competitive with any of the businesses of the Seller and/or its Subsidiaries; and (ii) no employee of the Seller or its Subsidiaries is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that will have an adverse effect on (A) the performance by such employee of any of his duties or responsibilities as an employee of the Seller and/or its Subsidiaries, or (B) any of the businesses or operations of the Seller and/or its Subsidiaries.

             (h) The Seller's (and its Subsidiaries') current and past employees, consultants and contractors have signed agreements with the Seller and/or one of its Subsidiaries containing restrictions that adequately protect the proprietary and confidential information of the Seller and its Subsidiaries and vest in the Seller and/or its Subsidiaries the full and exclusive ownership of all intellectual property rights in works of authorship, inventions and other materials developed by such employee, consultant or contractor that are included in the Intellectual Property Assets.

             (i) No current employee of the Seller or its Subsidiaries having an annual salary of $50,000 or more has indicated an intention to terminate his or her employment with such Seller. To the Knowledge of the Seller, the transactions contemplated by this Agreement will not adversely affect relations with any employees of the Seller.

     5.13     Environmental Matters.
              ---------------------

             (a) All activities of the Seller or its Subsidiaries at or upon the Leased Real Property have been and are being conducted in compliance with all Laws concerning (a) handling of Hazardous Substances as defined below, (b) discharges to the air, soil, surface water, or groundwater, and (c) storage, treatment, disposal of any Hazardous Substances at or connected with any activity at the Leased Real Property. Except as listed in Section 5.13 of the Seller Disclosure Letter and heretofore provided or made available to Parent or its representatives, to the Knowledge of the Seller, there has been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted in relation to any property or business now or previously owned, operated, or leased by the Seller and/or its Subsidiaries.

             (b) To the Knowledge of the Seller, no Hazardous Substance is present in any medium at the Leased Real Property in such a manner as may require remediation under any applicable Environmental Law. No employee has brought a claim, or, to the Knowledge of the Seller, overtly threatened to bring a claim, against the Seller or its Subsidiaries that he was harmed by workplace exposure to a Hazardous Substance, nor, to the Knowledge of any of the Seller, is there any basis for such claim.

             (c) To the Knowledge of the Seller (a) no polychlorinated biphenyl or substances containing polychlorinated biphenyl are or have been present at the Leased Real Property; (b) no asbestos or materials containing asbestos are or have been present at the Leased Real Property; (c) no radioactive materials or wastes are or have been present at the Leased Real Property; and (d) no underground or above ground storage tanks, active or abandoned, are or have been present at the Leased Real Property.

             (d) Neither the Seller nor its Subsidiaries have been notified by any Government Body or third party of any violation by the Seller and/or its Subsidiaries or liability of any of such entities under any Environmental Law. There are no pending civil, criminal, or administrative proceedings against the Seller and/or its Subsidiaries under any Environmental Law arising out of or relating to the condition of the Leased Real Property or any of the activities the Seller and/or its Subsidiaries thereon and the Seller has no Knowledge of any civil, criminal or administrative proceedings under any Environmental Law overtly threatened in writing against the Seller and/or its Subsidiaries arising out of or relating to the condition of the Leased Real Property or any of their activities thereon. Section 5.13 of the Seller Disclosure Letter includes a correct and complete list of all of the registrations of the Seller and/or its Subsidiaries with, licenses, authorizations or approvals from, or Permits issued pursuant to Environmental Laws by, Government Bodies necessary to conduct any of the activities of the Seller and/or its Subsidiaries at the Leased Real Property in compliance with the Environmental Laws, all of which are in full force and effect.

             (e) Neither the Seller nor its Subsidiaries have treated or disposed of Hazardous Substances nor has the Seller contracted with any third party for the treatment or disposal of Hazardous Substances.

             (f) The Seller has no Knowledge of any facts or circumstances relating to the Leased Real Property or the business conducted by the Seller and its Subsidiaries that would be reasonably likely to result in environmental claims, liabilities or responsibilities being ascribed against the Seller, its Subsidiaries, Parent or Purchaser and the Seller has not retained or assumed by Contract, operation of law or otherwise, any liability or responsibility for any existing environmental claim or condition that would be reasonably likely to result in liability to the Parent or the Purchaser.

                  (i) The Seller and its Subsidiaries will cooperate with Parent and provide all records reasonably requested by Parent covering the environmental conditions of the Leased Real Property in its possession.

     5.14     Contracts.
              ---------

             (a) The Designated Contracts are valid and enforceable in accordance with their terms, subject to applicable bankruptcy, reorganization, moratorium, and similar Laws affecting creditor's rights and remedies generally. Each of the Designated Contracts is in full force and effect and, other than the proceedings before the Bankruptcy Court, no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Seller has not received written notice nor has any member of senior management of Seller been informed that any Designated Contract will be terminated with or without cause. Other than in connection with the commencement of Seller's Chapter 11 Case, entry of the Approval Order and except as set forth on Schedule 2.4 hereto, none of the Designated Contracts requires
                ------------
the consent of any party to its assignment in connection with the transactions contemplated hereby. The Designated Contracts constitute all Contracts necessary to operate the Acquired Business as it is operated currently. Section
5.14 of the Disclosure Letter hereto sets out a complete and accurate list of all executory contracts, unexpired leases and license agreements relating to the Acquired Business other than the Designated Contracts (the "Other Contracts").
                                                            ---------------
There are no oral Designated Contracts relating to or affecting the Acquired Business which differ in any material respect from the standard written contracts utilized by such Acquired Business as provided to Parent, Purchaser or their representatives in connection with its due diligence. The Cure Costs associated with the Designated Contracts do not exceed the amounts specified on
Schedule 2.4. True and correct copies of each written Designated Contract and
------------
Other Contracts have been delivered to Parent, Purchaser or their representatives.

             (b) With respect to each Contract, Section 5.14 of the Seller Disclosure Letter does include, as of February 28, 2003, a complete description of all work remaining to be performed under such Contracts together with an estimate of the number of person hours required to complete such work, and all credits granted to or other adjustments made for the customer to be applied against future payments or purchases, and in the case of non-customer Contracts, a complete description of remaining obligations under each such Contract.
Except as set forth on Section 5.14 of the Seller Disclosure Letter, all customers have accepted the Software, products and/or services described in their respective customer Contracts.

             (c) The performance of the Designated Contracts in accordance with their respective terms will not result in any violation of or failure to comply with any Judgment or Law applicable to the Acquired Assets or Acquired Business on or prior to the Closing Date.

             (d) No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Seller and/or its Subsidiaries under any Designated Contract or any other term or provision of any Designated Contract.

     5.15     Real Estate. Neither the Seller nor its Subsidiaries own any Real
              -----------
Property. Section 5.15 of the Seller Disclosure Letter contains an accurate and complete list of all Real Property leased or otherwise used by the Seller and/or each of its Subsidiaries, showing location, rental cost and landlord (collectively, the "Leased Real Property"). To the Knowledge of the Seller, all Leased Real Property is in good condition, ordinary wear and tear excepted, and is sufficient for the current operations of the Seller and each of its Subsidiaries. To the Knowledge of the Seller, no such Leased Real Property, nor the occupancy, maintenance or use thereof, is in violation of, or breach or default under, any Contract or Law, and no notice or threat from any lessor, Governmental Body or other Person has been received by the Seller or any of its Subsidiaries or served upon any such Leased Real Property claiming any violation of, or breach, default or liability under, any Contract or Law, or requiring or calling attention to the need for any work, repairs, construction, alteration or installations. To the Knowledge of the Seller, no Proceedings are pending which would affect the zoning or use of the Leased Real Property. To the Knowledge of the Seller, no portion of the Leased Real Property is within an identified flood plain or other designated flood hazard area as established under any Law or otherwise by any governmental authority. To the Knowledge of the Seller, all of the Leased Real Property has direct legal access to, abuts, and is served by a publicly dedicated and maintained road, which road does and shall provide a valid means of ingress and egress thereto and therefrom, without additional expense. All utilities, including water, gas, telephone, electricity, sanitary and storm sewers, are currently available to all of the Leased Real Property at normal and customary rates, and are currently reasonably adequate to serve the Leased Real Property in connection with the current use thereof.

     5.16     Customers.
              ---------

             (a) Section 5.16 of the Seller Disclosure Letter contains an accurate and complete list of (i) each customer of the Seller and each of its Subsidiaries and (ii) all current prospects and suppliers of the Seller and each of its Subsidiaries. Except as set forth in Section 5.16 of the Seller Disclosure Letter, since January 1, 2002, (a) none of the customers or suppliers of the Seller and/or its Subsidiaries have given notice or otherwise indicated to the Seller and/or its Subsidiaries that (i) it will or intends to terminate or not renew its Contract with the Seller and/or its Subsidiaries before the scheduled expiration date (including, without limitation, any maintenance and/or support Contracts), (ii) it will otherwise terminate its relationship with the Seller and/or its Subsidiaries, or (iii) it may otherwise reduce the volume of business transacted with the Seller and/or its Subsidiaries below historical levels; and (b) no customer has made a complaint to the Seller or its Subsidiaries in connection with the provision of the Seller's (or its Subsidiaries') products or services. The relationship of the Seller and its Subsidiaries with their respective customers and suppliers is currently on a good and normal basis, and neither the Seller nor its Subsidiaries have experienced any problems with customers or suppliers since January 1, 2002. To the Knowledge of the Seller, the transactions contemplated hereby will not adversely affect the relations of the Seller and its Subsidiaries with any of their respective customers or suppliers. The Seller has delivered or made available to Parent or Purchaser or its representatives, an accurate and complete copy of the most recent customer surveys of the Seller and its Subsidiaries. The Seller has not received any notice that any customer has declined or has no intention to serve as a reference or demonstration site and there is no basis for such refusal by a customer to serve as a reference or demonstration site.

             (b) Since January 1, 2003, there has been no material degradation (economic or otherwise) of Seller's customer relationships; provided that for the time period between the date hereof and Closing, the announcement of the transactions contemplated by this Agreement shall not be deemed to have any such material degradation on any such relationship with Seller.

     5.17     Proceedings and Judgments.
              -------------------------

             (a) Other than Proceedings and Judgments pertaining solely to the Excluded Liabilities that have or could reasonably be expected to have no affect on the Acquired Business: (i) No Proceeding is currently pending or, to the Knowledge of the Seller, threatened in writing, nor has any Proceeding occurred at any time since December 31, 2002, to which the Seller and/or its Subsidiaries is or was a party; (ii) no Judgment is currently outstanding, nor has any Judgment been outstanding at any time since December 31, 2002, against the Seller and/or its Subsidiaries; and (iii) no breach of contract, breach of warranty, tort, negligence, infringement, product liability, discrimination, wrongful discharge or other claim of any nature has been overtly asserted in writing or, to the Knowledge of the Seller, threatened in writing against the Seller and/or its Subsidiaries at any time since December 31, 2002, and, to the Knowledge of the Seller, there is no basis for any such claim that would have a reasonable likelihood of success on the merits.

             (b) As to each matter described in Section 5.16 the Seller Disclosure Letter, accurate and complete copies of all pertinent pleadings, judgments, orders and other legal documents have been delivered or made available to Parent or its representatives.

             (c) To the Knowledge of the Seller, no officer or employee of the Seller and/or it Subsidiaries is subject to any Judgment that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to any of the businesses of the Seller and/or its Subsidiaries.

             (d) To the Knowledge of the Seller, there is no proposed Judgment that, if issued or otherwise put into effect, (i) would be reasonably expected to have a Seller Material Adverse Effect, or (ii) would be reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

                                   ARTICLE VI
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

     Parent and Purchaser represent and warrant to the Seller, as follows:

     6.1     Organization. Each of Parent and Purchaser is a corporation that is
             ------------
duly organized, validly existing and in good standing under the Laws of its jurisdictions of incorporation. Each of Parent and Purchaser possesses the full corporate power and authority to own its Assets, conduct its business as and where such business is presently conducted, and enter into this Agreement.

     6.2     Agreement. The execution, delivery and performance of this
             ---------
Agreement and its consummation of the transactions contemplated by this Agreement by each of Parent and

Purchaser, (a) have been duly authorized by all necessary corporate actions by their respective boards of directors; (b) does not constitute a violation of or default under their respective charters or bylaws; (c) does not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any Contract to which either Parent or Purchaser is a party or by which they are bound; (d) does not constitute a violation of any Law or Judgment that is applicable to them or to their respective businesses or Assets, or to the transactions contemplated by this Agreement; and (e) does not require the Consent of any Person. This Agreement constitutes the valid and legally binding agreement of each of Parent and Purchaser, enforceable against them in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief and other equitable remedies.

     6.3     Brokers' and Finders' Fees. Except for fees payable to Broadview
             --------------------------
International LLC pursuant to an engagement letter entered into by Parent, neither Parent nor Purchaser has incurred or will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     6.4     Available Funds. Parent has or has available to it, and will make
             ---------------
available to Purchaser, all funds necessary to satisfy all of Parent's and Purchaser's obligations under this Agreement.

                                   ARTICLE VII
                                    COVENANTS

     7.1     Bankruptcy Court Approvals.
             --------------------------

             (a) Promptly following the date hereof, Seller will file a motion or motions with the Bankruptcy Court requesting the entry of (1) the Bidding Procedures Order substantially in the form attached at Section 7.1(a)(i) (with such changes thereto as shall be required by the Bankruptcy Court which do not materially deprive Parent and Purchaser of the benefits of this Agreement and such form of Order) by the Bankruptcy Court approving the Bidding Procedures (which include the Break-Up Fee and Purchaser Expenses) and (2) the Approval Order substantially in the form attached hereto at Schedule7.1(a)(ii) with such
                                                   ------------------
changes thereto as shall be required by the Bankruptcy Court which do not materially deprive Parent and Purchaser of the benefits of this Agreement and such form of Order) by the Bankruptcy Court pursuant to Sections 105(a), 363, 365 and 1146(c) of the Bankruptcy Code.

             (b) If the Approval Order or any other orders of the Bankruptcy Court relating to this Agreement (including the Bidding Procedures Order) shall be appealed by any Person (or a petition for certiorari or motion for rehearing, reconsideration or reargument shall be filed with respect thereto), Seller agrees to take all steps as may be commercially reasonable and appropriate to defend against such appeal, petition or motion, and Purchaser agrees to cooperate in such efforts. Each Party hereto agrees to use its commercially reasonable efforts to obtain an expedited resolution of such appeal, provided
                                                                     --------
that nothing herein shall preclude the Parties hereto from consummating the transactions contemplated herein if the Approval Order shall have been entered and has not been stayed and Purchaser has waived in writing the requirement that the Approval Order be a Final Order in which event Purchaser shall be able to assert the benefits of section 363(m) of the Bankruptcy Code as a consequence of which such appeal shall become moot.

             (c) Seller shall cooperate reasonably with Parent and Purchaser and its representatives in connection with the Bidding Procedures Order, Approval Order and the related bankruptcy proceedings. Such cooperation shall include consulting with Parent and Purchaser at Parent's or Purchaser's reasonable request concerning the status of such proceedings and providing Parent and Purchaser with copies of requested pleadings, notices, proposed orders and other documents relating to such proceedings as soon as reasonably practicable in connection with any submission thereof to the Bankruptcy Court. Seller further covenants and agrees that the terms of any plan submitted by Seller to the Bankruptcy Court for confirmation shall not conflict with, supersede, abrogate, nullify, modify or restrict the terms of this Agreement and the rights of Parent or Purchaser hereunder, or in any way prevent or interfere with the consummation or performance of the transactions contemplated by this Agreement including any transaction that is contemplated by or approved pursuant to the Approval Order.

     7.2     Closing. Seller and Purchaser shall use commercially reasonable
             -------
efforts to move towards the Closing as soon as possible following satisfaction or waiver of the conditions precedent to the Closing.

     7.3     Conduct of Business by Seller Pending the Closing. From the date
             -------------------------------------------------
hereof until the earlier of the Closing or the termination of this Agreement pursuant to Article VIII, Seller shall comply in all material respects with the terms and conditions of the Bankruptcy Code. In addition, from the date hereof, until the earlier of the Closing or the termination of this Agreement pursuant to Article VIII, Seller and its Subsidiaries shall not, without the prior written consent of Parent or Purchaser (i) enter into any customer contract other than in a manner consistent with past practice; (ii) sell, transfer, or otherwise dispose of or encumber any material tangible or intangible assets included in the Acquired Business (other than in the provision of services in the ordinary course of business in accordance with past practice); (iii) grant any increase in the compensation or benefits of any employee, including without limitation, pay any retention or stay put compensation or terminate the employment of any employee that Purchaser has advised that Seller intends to offer employment to, except those mutually agreed between parties (other than pursuant to the terms of any employee retention, incentive, or severance plan approved by the Bankruptcy Court); (iv) enter into any transaction with respect to the Acquired Business with any Affiliate; (v) make any dividend or distribution of any nature (except pursuant to order of the Bankruptcy Court after prior notice to Purchaser); (vi) commit or enter into any Contract to do any of the foregoing, save, in all cases, with the prior written consent of Purchaser; or (vii) without consulting Purchaser, assign, modify, cancel, reject, fail to exercise a right of renewal or extension under or otherwise impair or permit to lapse any Designated Contract. Seller shall, to the fullest extent permitted by Law, consult in good faith with Parent and Purchaser on a regular and ongoing basis as reasonably requested by Parent or Purchaser, and inform Parent and Purchaser of all important developments and events in respect of the conduct of the Acquired Business. Further, from the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Article VIII, Seller shall use its commercially reasonable efforts to include a provision to any Contract (other than Contracts that do not relate to the Acquired Business) entered into by Seller, making such contract freely assignable to Purchaser.

     7.4     Access and Information. Seller shall afford to Parent and Purchaser
             ----------------------
and to Parent's and Purchaser's financial advisors, legal counsel, accountants, consultants, and other authorized representatives reasonable access during normal business hours on reasonable notice throughout the period prior to the Closing Date to all books, records, properties, and personnel of Seller that pertain to the Acquired Business and, during such period, shall furnish as promptly as reasonably practicable to Parent and Purchaser any and all such information as Parent and Purchaser may reasonably request pertaining to the Acquired Business. Parent and Purchaser shall be permitted to contact and have discussions with all customers, prospects and suppliers of Seller and its Subsidiaries, subject to Seller's right to accompany Parent and Purchaser during such contacts or discussions.

     7.5     Notification.
             ------------

             (a) Each Party shall promptly notify the other of any Proceeding pending or, to the relevant Party's knowledge, threatened against such Party which challenges or, if adversely determined, could materially affect the transactions contemplated hereby.

             (b) Seller shall promptly provide written notice to Parent and Purchaser of any change in any of the information contained in the representations or warranties made by Seller in Article V or the Seller Disclosure Letter attached hereto and shall promptly furnish any information that Parent or Purchaser may reasonably request in relation to such change, provided that such notice shall not operate to cure any breach of the
--------
representations and warranties made by Seller in Article V above or in any exhibits or schedules referred to herein save to the extent that such breach relates solely to the failure to include such information in a timely manner.

     7.6     No Inconsistent Action. Neither Parent, Purchaser nor any Seller
             ----------------------
shall take any action which is materially inconsistent with its obligations under this Agreement, except with respect to the Auction or as approved by the Bankruptcy Court.

     7.7     Satisfaction of Conditions. Prior to the Closing, each of the
             --------------------------
Parties shall use commercially reasonable efforts with due diligence and in good faith to promptly satisfy all the conditions precedent to the Closing identified in Article III in order to expedite the consummation of the transactions contemplated hereby.

     7.8     Filings. As promptly as practicable after the execution of this
             -------
Agreement, each Party shall take commercially reasonable actions to avoid the entry of any order or decree by any Governmental Body prohibiting the consummation of the transactions contemplated hereby and shall furnish to the other all such information in its possession as may be necessary for the completion of the notifications to be filed by the other.

     7.9     Employment Matters.
             ------------------

             (a) Parent or Purchaser, in conjunction with Seller, shall be permitted to meet with and interview all employees of Seller and its Subsidiaries during normal business hours upon reasonable notice. Purchaser shall offer employment to such employees of Seller as designated by Purchaser, not more than three (3) days after entry in the Bankruptcy Court of the Approval Order, whom Purchaser desires to employ in connection with the purchase of the Acquired Business, on terms provided by Purchaser; provided that (i) such offers
                                                   -------- ----
shall be made for positions located in the City of San Francisco, (ii) each such offeree would be offered a similar position in a similar role as such offerees enjoyed with Seller and (iii) the base salary compensation (this excludes benefits, vacation, sick time, personal time, bonuses, commissions and any other remuneration outside of base salary compensation) for each offeree shall be substantially similar to his or her existing base salary compensation with the Seller and provided further that each such offer shall be contingent on
           -------- -------
completion of the Closing and on the offeree's compliance with the standard hiring practices of Purchaser. A full list of employees whom Purchaser elects to employ shall be submitted to Seller not more than three (3) days after entry in the Bankruptcy Court of the Approval Order. Neither Parent nor Purchaser nor shall any of them permit their respective subsidiaries to, prior to the last day of the Auction, solicit or make offers of employment to any employees of Seller other than (i) with the prior permission of Seller, or (ii) in accordance with a general plan for the recruitment of employees agreed with Seller. Each such employee who accepts such employment as of the Closing, shall be referred to herein as a "Transferred Employee." Seller shall terminate all Transferred
             --------------------
Employees as of the Closing Date and shall pay to such Transferred Employees all unpaid compensation, as well as all accrued benefits (including, without limitation, all sick pay and personal time pay other than accrued vacation pay, earned through the Closing Date).

             (b) As soon as is practical after the Closing, Seller shall (i) take all actions as are necessary or appropriate to fully vest, as of the Closing Date, the interests of the Transferred Employees under Seller's retirement plan(s); (ii) provide such employees an election to rollover their vested interests to Purchaser's defined contribution retirement plan (and Purchaser shall take all reasonable steps necessary to facilitate such roll-over); and (iii) rollover the full amount of the vested interests which the employees have elected to rollover , as soon as possible but not later than ninety (90) days after the Closing Date, to the accounts of such employees under Purchaser's defined contribution retirement plan. Purchaser shall have no liability for any discontinuance, termination or other charges that may be due to any investment option or management providers or to any plan record keeping or other agents with respect to such termination and rollover of such employees' interests from Seller's retirement plan(s) to Purchaser's retirement plan.

             (c) Following the Closing Date, Purchaser shall arrange for each Transferred Employee (including without limitation all dependents) to be eligible for substantially the same comprehensive medical benefits in the aggregate (subject to Purchaser's standard employee contribution requirements) as those received by newly hired employees of Parent or Purchaser, subject to the provisions of this paragraph. In addition, each Transferred Employee shall be eligible to participate in Parent's and Purchaser's commission, bonus, stock option, performance and other incentive compensation programs as other similarly situated employees of Parent or Purchaser. In addition, each Transferred Employee shall be eligible to participate in Parent's and Purchaser's Code Section 401(k) plans as newly hired employees of Parent or Purchaser, and shall be permitted to roll-over plan balances from Seller's Code Section 401(k) plans, shall not be given any credit for years of service with Seller (and its subsidiaries and predecessors) prior to the Closing Date. Each Transferred Employee shall, to the extent permitted by law (including the Health Insurance Portability and Accountability Act of 1996, as amended), applicable tax qualification requirements, and the terms of the applicable plan of Parent and Purchaser, and subject to any applicable break in service or similar rule, receive credit for all purposes including, without limitation, for eligibility to participate and vesting under Purchaser or Parent employee benefit plans for years of service with Seller (and its subsidiaries and predecessors) prior to the Closing Date, including vacation accrual but expressly excluding Code Section 401(k) plans. If applicable, and to the extent permitted by law (including the Health Insurance Portability and Accountability Act of 1996, as amended), applicable tax qualification requirements, and the terms of the applicable plan of Parent and Purchaser, Purchaser will use commercially reasonable efforts to cause any and all pre-existing condition (or actively at work or similar) limitations, eligibility waiting periods and evidence of insurability requirements under any group health plans to be waived with respect to such Transferred Employees and their eligible dependents and will use commercially reasonable efforts to provide them with credit for any co-payments, deductibles, and offsets (or similar payments) made during the plan year including the Closing Date for the purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any Purchaser or Parent employee benefit in which they are eligible to participate after the Closing Date.

     7.10     Additional Matters and Further Assurances.
              -----------------------------------------

             (a) Subject to the terms and conditions of this Agreement, each of the Parties agrees to use commercially reasonable efforts to consummate and make effective the transactions contemplated by this Agreement, including using commercially reasonable efforts to obtain, transfer, convey and assign all necessary waivers, consents, authorizations, permits, licenses and approvals required under this Agreement.

             (b) In addition to the provisions of this Agreement, from time to time after the Closing Date, Seller and Purchaser will use commercially reasonable efforts to execute and deliver such other instruments of conveyance, transfer or assumption, as the case may be, and take such other actions as may be reasonably requested to implement more effectively, the conveyance, transfer and operation, as applicable, of the Acquired Assets and Acquired Business to or by Purchaser (including the assumption by Purchaser of the Assumed Liabilities).

             (c) Prior to the Closing Date, Seller and Purchaser shall cooperate and take such actions as may be reasonably requested by the other in order to effect an orderly transfer of the Acquired Business with a minimum of disruption to the operations and employees of the businesses of the Parties.

     7.11     Confidentiality.  Each Party hereto acknowledges that the other
              ---------------
Parties have legitimate and continuing proprietary interests in the protection of their confidential information and that the Parties have invested substantial sums and will continue to invest substantial sums to develop, maintain and protect such confidential information. Prior to and after the Closing, each Party agrees not to disclose, furnish or make accessible to anyone or use for its own benefit (other than as contemplated by this Agreement) any trade secrets or other confidential or proprietary information of another Party relating to Seller or any of its Subsidiaries, Parent, Purchaser and/or their respective businesses or the other Parties including information obtained by or revealed to such Party during any investigations, negotiations or review relating to this Agreement and any other document contemplated hereby or thereby or any past or future actions taken in connection with, pursuant to, in accordance with, or under this Agreement, including any business plans, marketing plans, financial information, strategies, systems, programs and methods, provided that such protected information shall not include (i) information required to be disclosed by Law, legal or judicial process (including a court order, subpoena or order of a Governmental Body) or the rules of any stock exchange, subject to prior consultation with the other Party to the extent reasonably practicable, (ii) information that is or becomes available to the receiving Party on a non-confidential basis from a source other than the other Parties and not obtained in violation of this Agreement or the Confidentiality Agreement, (iii) information that is independently developed by the receiving party without reference to or use of any information obtained in connection with this Agreement or the Confidentiality Agreement; and (iv) information known to the public or otherwise in the public domain without violation of this Section 7.11, provided, further, that this Section 7.11 shall not in any way limit the
--------  -------
disclosure of information by (a) Seller, Parent or Purchaser to the extent reasonably required in connection with the commencement and prosecution of the Seller's Chapter 11 Case or (b) Seller, regarding Seller and the Acquired Business (i) to other bidders or potential bidders to the extent specifically permitted by this Agreement or (ii) following the termination of this Agreement.

     7.12     Competitive Offers and Inquiries. The Seller shall, within one (1)
              --------------------------------
Business Day, notify the Purchaser orally and in writing of all inquiries, or proposals or requests for information received from any person or entity, and the material terms and conditions of such inquiry, proposal or request for information received from any person or entity connection with a potential bid for the Acquired Assets, and the identity of the person or entity making such inquiry, proposal or request. Seller shall keep Purchaser fully informed of the status and details (including amendments or proposed amendments) of any such inquiry, proposal or request. Upon request by Purchaser, Seller will identify and furnish to Purchaser all information provided in response to any such inquiry, proposal or request.

     7.13     Seller's Submissions to Bankruptcy Court. Simultaneously with the
              ----------------------------------------
execution of this Agreement by the Parties, Seller shall file motions necessary and appropriate to obtain the entry of the Bidding Procedures Order by the Bankruptcy Court. Seller shall have obtained Bankruptcy Court's entry of the Bidding Procedures Order not more than 15 days after the Petition Date.

     7.14     Restriction on Acceptance of Other Offers. Seller shall not accept
              -----------------------------------------
a competing offer except in accordance with the Bidding Procedures.

     7.15     Public Disclosure. None of Seller, Parent, Purchaser nor any of
              -----------------
their respective Affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the other transactions contemplated hereby without the prior written consent of the other party, except as may be required by law or, as applicable to Seller, by any listing agreement with, or the policies of, The Nasdaq Stock Market, Inc. or any other quotation system on which the Seller's securities are then listed or quoted in which circumstance reasonable efforts to consult with the other party will still be required to the extent practicable.

     7.16     Third-Party Consents. As soon as practicable following the date
              --------------------
hereof, Parent and the Seller will each use commercially reasonable efforts to obtain all consents, waivers and approvals under any Designated Contract identified in Section 5.8(h) of Schedule 1A as may be required to be obtained in connection with this Agreement.

     7.17     Release of Source Code Escrow. Seller shall furnish prompt written
              -----------------------------
notice to Purchaser of receipt by Seller of any claim or demand by any third party for the release from escrow of the source code for any of the Seller Products, and Seller shall use commercially reasonable efforts to contest and prevent any such release.

     7.18 Customer Information. Seller shall inform Parent and Purchaser of all details, not less than one (1) Business Day after Seller discovers or is informed that any of the representations and warranties contained in Section
5.16 are untrue or inaccurate in any respect in which the untruth or inaccuracy has or would reasonably be expected to have a material adverse effect on the Seller's relationship with any customer; provided, however, the announcement of
                                         --------  -------
the transactions contemplated by this Agreement shall not be deemed to have a material adverse effect on any such Seller's relationship.

                                  ARTICLE VIII
                                   TERMINATION

     8.1     Termination. This Agreement may be terminated and the transactions
             -----------
contemplated hereby may be abandoned at any time prior to the Closing:

             (a)  by mutual consent of Seller, Parent and Purchaser;

             (b)  by either Seller, Parent or Purchaser:

                  (i) if the Closing has not occurred on or prior to the one hundred twentieth (120th) day following the issuance of the Approval Order (provided that any such Party seeking termination under this Section 8.1(b)(i)
 --------
is not then in material breach of any provision of this Agreement);

                  (ii) if a Governmental Body shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties hereto shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; or

                  (iii) if the Bankruptcy Court approves a higher and better offer in accordance with the Bidding Procedures.

             (c)  by Purchaser (provided that Purchaser is not then in
                                --------
material breach of any provision of this Agreement):

                  (i) if (x) Seller files its bankruptcy petition for Seller's Chapter 11 Case ("Petition Date") more than two days from the date of this
                  -------------
Agreement, (y) the Approval Order has not been entered by the Bankruptcy Court by the thirty-fifth (35th) day following the Petition Date; or (z) if the Closing has not occurred on or before the forty-sixth (46th) day following the Petition Date;

                  (ii) if a default or breach shall be made by Seller with respect to the due and timely performance of any of its covenants or agreements contained herein, or if any of its representations or warranties contained in this Agreement shall have become inaccurate if such default, breach or inaccuracy has not been cured (if capable of being cured) or waived within fifteen (15) days after written notice to the Seller specifying, in reasonable detail, such claimed default, breach or inaccuracy and demanding its cure or satisfaction and such default, breach or misrepresentation would, if not cured,
             ---
constitute or would reasonably be expected to constitute a Seller Material Adverse Effect, provided that if and to the extent that a misrepresentation
                --------
consists of the failure to provide information relative to certain facts, circumstances or matters, the provision of the information in question shall not constitute cure if the facts, circumstances or matters previously undisclosed, individually or in the aggregate, constitute or would reasonably be expected to constitute a Seller Material Adverse Effect; or

                  (iii)  if any of the conditions set forth in Sections 3.1 or
3.3 shall have become incapable of fulfillment or cure and shall not have been waived by Purchaser.

             (d)  by Seller (provided that Seller is not then in material breach
                             --------
of any provision of this Agreement):

                  (i) if a material default or material breach shall be made by Parent or Purchaser with respect to the due and timely performance of any of its covenants or agreements contained herein or if their respective representations or warranties contained in this Agreement shall have become inaccurate in any material respect, if such default, breach or inaccuracy has not been cured (if capable of being cured) or waived within fifteen (15) days after written notice to Parent or Purchaser (as applicable) specifying in reasonable detail such claimed default, breach or inaccuracy and demanding its cure or satisfaction; or

                  (ii)  if any of the conditions set forth in Sections 3.1 or
3.2 shall have become incapable of fulfillment or cure and shall not have been waived by Seller.

     8.2     Termination Payments.
             ---------------------

             (a) If this Agreement is terminated (i) by Seller other than as permitted in this Agreement, (ii) pursuant to Section 8.1(b)(i), Section 8.1(c)(ii) or Section 8.1(c)(iii), in each case in circumstances which are directly attributable to a material breach of this Agreement by Seller , or (iii) pursuant to Section 8.1(c)(i) in circumstances where Seller and its Subsidiaries either did not promptly file the required motions or did not use its reasonable efforts to diligently pursue the motions after they were filed, then Seller shall forthwith pay Purchaser, in cash, an amount equal to the Purchaser's Expenses. Save in the case of fraud, payment of such amounts shall constitute full discharge of any liability of Seller pursuant to the terms of this Section 8.2(a).

             (b) If this Agreement is terminated pursuant to Section 8.1(b)(iii), then Seller shall pay the Break-Up Fee and the Purchaser's Expenses to Purchaser contemporaneously with the time of closing with the successful offeror and out of the proceeds of such closing.

             (c) Subject to Section 8.2(d) below, if this Agreement is terminated under circumstances not directly attributable to a material breach, default, action or omission of Parent or Purchaser and the Bankruptcy Court
                                                   ---
either (i) approves pursuant to section 363 of the Bankruptcy Code a sale (by sale of assets, sale of stock, merger, exchange or otherwise) of all or substantially all of the Acquired Business to a third party within six (6) months after such termination of this Agreement, or (ii) confirms a plan of reorganization for Seller pursuant to Section 1129 of the Bankruptcy Code, as a result of which plan a person or persons other than the lenders to or shareholders in Seller shall control Seller, within twelve (12) months after such termination of this Agreement, then Seller shall pay to Purchaser the Break-Up Fee at the time of the sale (with respect to (i) above) or at the time of the confirmation of the plan (with respect to (ii) above).

             (d)  If this Agreement is terminated pursuant to Section 8.1(a),
Section 8.1(b)(i) (in circumstances which are not directly attributable to a material default, breach, action or omission of any Party), or Section 8.1(b)(ii), no Party shall be entitled to any payment hereunder and each Party shall bear its own costs and expenses.

     8.3     Procedure and Effect of Termination.
             -----------------------------------

             (a) If this Agreement is terminated under Section 8.1, written notice thereof shall forthwith be given to the other Parties to this Agreement and this Agreement shall terminate (subject to the provisions of Sections 8.2 or 8.3) and the transactions contemplated hereby shall be abandoned without further action by any of the Parties hereto.

             (b)  If this Agreement is terminated as provided herein, then:

                  (i) upon request therefor each Party shall redeliver all documents, work papers and other material of any other Party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the Party furnishing the same; and

                  (ii) the Parties shall be released from future performance and no Party hereto shall have any liability or further obligation to any other Party resulting from such termination under this Agreement or otherwise except
(x) any Party entitled to the payment of any sum, expense reimbursement or the Break-Up Fee pursuant to this Section 8 shall be entitled to enforce such obligation; (y) Sections 7.13 and ARTICLE IX shall survive such termination; and (z) nothing herein shall relieve any Party from liability for any willful breach of this Agreement. No termination of this Agreement (whereby the Parent or Purchaser does not acquire the Acquired Business) shall affect the obligations of the Parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1     Notices. All notices and other communications hereunder shall be in
             -------
writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) of transmission by telecopy or telefacsimile, or (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date is not a Business Day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a)     if to Parent or Purchaser, to:

                  Primavera Software, Inc.
                  Three Bala Plaza West
                  Suite 700
                  Bala Cynwyd, PA  19004
                  Attention:      Joel Koppelman, Chief Executive Officer
                  Telephone No.:  (610) 667-8600
                  Facsimile No.:  (610) 667-7894

                  with copies to:

                  Blank Rome LLP
                  One Logan Square
                  18th and Cherry Streets
                  Philadelphia, PA  19103
                  Attention:      Alan Lieblich, Esquire
                  Telephone No.:  (215) 569-5693
                  Facsimile No.:  (215) 832-5693

                  and

                  Blank Rome LLP
                  Chase Manhattan Centre
                  1201 Market Street
                  Suite 800

                  Wilmington, DE  19801
                  Attention:      Mark J. Packel, Esquire
                  Telephone No.:  (302) 425-6429
                  Facsimile No.:  (302) 425-6464

                  if to Seller, to:

                  Evolve Software, Inc.
                  150 Spear Street
                  11th Floor
                  San Francisco, CA  94105
                  Attention:      Linda Zecher, C.E.O.
                  Telephone No.:  (510) 428-6000
                  Facsimile No.:  (415) 229-3999

                  with copies to:

                  Wilson Sonsini Goodrich & Rosati, P. C.
                  One Market
                  Spear Tower, Suite 3300
                  San Francisco, CA  94105
                  Attention:      Michael Dorf, Esquire
                  Telephone No.:  (415) 947-2005
                  Facsimile No.:  (415) 947-2099

                  and

                  Young, Conaway, Stargatt & Taylor LLP
                  The Brandywine Building
                  1000 West Street, 17th Floor
                  P. O. Box 391
                  Wilmington, DE  19899
                  Attention:      Brendan Shannon
                  Telephone No.:  (302) 571-6600
                  Facsimile No.:  (302) 571-1253


     9.2     Interpretation; Knowledge.
             -------------------------

             (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

             (b) For purposes of this Agreement, the term "Knowledge" means, with respect to the Seller, with respect to any matter in question, that one or more of Linda Zecher, Lisa Campbell, Rob Gillette, George Monk (for purposes of the signing date and not the Closing Date), Lynda Entwistle or Christopher Boas has any knowledge. For this purpose, "knowledge" means actual knowledge of such applicable Person referenced above requiring due inquiry of Art Taylor, Joe Castner, Scott Herber, Mark Homrich, Ali (Lee) Javadi, Leyla Seka, Ata Tahvildary, Mark Webster or Jennifer Chen Woodford and any other employee, independent contractor, agent or other representative such Person reasonably believes has knowledge of the fact(s) in question.

     9.3     Counterparts; Facsimile. This Agreement may be executed in two or
             -----------------------
more counterparts, including by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4     Entire Agreement; Third-Party Beneficiaries. This Agreement and the
             -------------------------------------------
documents and instruments and other agreements among the Parties hereto as contemplated by or referred to herein, including the Seller Disclosure Letter
(i) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement (whereby Purchaser or Parent does not acquire the Acquired business) and (ii) are not intended to confer upon any other Person any rights or remedies hereunder, except as specifically provided otherwise herein.

     9.5     Severability. In the event that any provision of this Agreement or
             ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6     Other Remedies; Specific Performance.
             ------------------------------------

             (a)  Other Remedies.  Except as otherwise provided herein, any and
                  --------------
all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

             (b)  Specific Performance.  It is accordingly agreed that the
                  --------------------
Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.7     Governing Law; Jurisdiction. This Agreement shall be governed by
             ---------------------------
and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each party hereby (a) irrevocably and unconditionally submits to the exclusive jurisdiction of the Bankruptcy Court, with respect to all actions and proceedings arising out of or relating to this Agreement and the transaction contemplated hereby, (b) agrees that all claims with respect to any such action or proceeding shall be heard and determined in such courts and agrees not to commence an action or proceeding relating to this Agreement or the transactions contemplated hereby except in such courts, (c) irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waives the defense of an inconvenient forum, (d) consents to service of process upon him, her or it by mailing or delivering such service to the address set forth in Section 9.1 hereof, and (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     9.8     Rules of Construction. The Parties hereto agree that they have been
             ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9     Assignment. No party may assign either this Agreement or any of its
             ----------
rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that Parent or Purchaser can assign any of their respective rights and obligations to any direct or indirect wholly-owned Subsidiary of Parent, but no such assignment shall relieve Parent or Purchaser, as the case may be, of its obligations hereunder. Any purported assignment in violation of this Section 9.9 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

          9.10     Waiver of Jury Trial. EACH OF PARENT, PURCHASER AND SELLER
                   --------------------
HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, PURCHASER OR SELLER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

          9.11     Court Approval. This Agreement is subject to Approval Order.
                   --------------
This Agreement is subject to termination in accordance with the terms hereof if Approval Order is not approved by Bankruptcy Court.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.


                                            PRIMAVERA SOFTWARE, INC.


                                            By: /s/ Joel M. Koppelman
                                               ---------------------------------
                                                 Name:  Joel M. Koppelman
                                                 Title: CEO



                                            PRIMAVERA SYSTEMS, INC.


                                            By: /s/ Joel M. Koppelman
                                               ---------------------------------
                                                 Name:  Joel M. Koppelman
                                                 Title: CEO



                                            EVOLVE SOFTWARE, INC.


                                            By:  /s/ Linda Zecher
                                               ---------------------------------
                                                 Name:  Linda Zecher
                                                 Title: President




                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                    ANNEX A

     Unless otherwise defined herein, terms used herein shall have the meanings set forth below:

     "Accountant" shall have the meaning set forth in Section 2.3(b)(iv) hereof.
      ----------

     "Accounts Receivable" means, in accordance with generally accepted
      -------------------
accounting principles in the United States of America ("GAAP") (a) any right to
                                                        ----
payment for goods sold, leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any Contract; (b) any note receivable; or (c) any other receivable or right to payment of any nature.

     "Accrued PTO Liability" shall have the meaning set forth in Section 2.11
      ---------------------
hereof.

     "Acquired Assets" means the assets listed in Schedule 1A and all
      ---------------                             -----------
Intellectual Property Assets whether or not included in Schedule 1A.

     "Acquired Business" means the businesses comprising the Acquired Assets,
      -----------------
subject to the Assumed Liabilities.

     "Affiliates" means with respect to any Person, any other Person
      ----------
controlling, controlled by or under common control with such first Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise

     "Agreement" means this Asset Purchase Agreement, including all Annexes,
      ---------
Exhibits and Schedules hereto, as the same may be amended from time to time in accordance with its terms.

     "Approval Order" shall have the meaning set forth in the Recitals hereof.
      --------------

     "Assumed Liabilities" shall have the meaning set forth in Section 2.6
      -------------------
hereof.

     "AR Rejection Notice" shall have the meaning set forth in Section 2.3(b)(i)
      -------------------
hereof.

     "Auction" shall have the meaning set forth in Schedule 7.1(a)(i) to this
      -------                                      ------------------
Agreement.

     "Bankruptcy Code" means title 11 of the United States Code Sec.
      ---------------
101-1330.

     "Bankruptcy Court" means the United States Bankruptcy Court for the
      ----------------
District of Delaware, having jurisdiction over Seller and its assets in the Seller's Chapter 11 Case.

     "Bidding Procedures" shall be the bidding procedures in the Bidding
      ------------------
Procedures Order set forth in Schedule 7.1(a) to this Agreement.
                              ---------------

     "Bidding Procedures Order" shall have the meaning set forth in Section
      ------------------------
7.1(a) hereof.

     "Bill of Sale" shall have the meaning set forth in Section 4.2(a) hereof.
      ------------

     "Break-Up Fee" shall have the meaning set forth in Schedule 7.1(a)(i) to
      ------------                                      ------------------
this Agreement.

     "Business Day" shall mean a day other than a Saturday, Sunday or other day
      ------------
on which commercial banks in New York, New York are authorized or required by Law to close.

     "Closing" shall have the meaning set forth in Section 4.1 hereof.
      -------

     "Closing Date" means the date set forth in Section 4.1 hereof.
      ------------

     "Closing Payment" shall have the meaning set forth in Section 2.2 hereof.
      ---------------

     "Confidentiality Agreement" shall mean that certain Mutual Non-Disclosure
      -------------------------
Agreement dated August 7, 2002, as amended February 6, 2003, between Seller and Purchaser

     "Contract" means any written or oral contract, agreement, instrument,
      --------
order, arrangement, commitment or understanding of any nature, including sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, license agreements, sublicense agreements, loan agreements, promissory notes, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, option agreements or warrants.

     "Copyright" shall have the meaning set forth in the definition of
      ---------
"Intellectual Property".
 ---------------------

     "Cure Costs" shall have the meaning set forth in Section 2.5 hereof.
      ----------

     "Designated Contracts" shall have the meaning set forth in Section 2.4
      --------------------
hereof.

     "Disputed Amount" shall have the meaning set forth in Section 2.3(b)(i)
      ---------------
hereof.

     "Dollars" or "$" means dollars of the United States of America.
      -------      -

     "Domain Names" means all Internet domain names owned by the Seller or its
      ------------
Subsidiaries or operated by Seller or its Subsidiaries in the conduct of their respective businesses.

     "Employee Benefit Plan" means any employee benefit plan as defined in
      ---------------------
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any other plan, program, policy or arrangement for or regarding
  -----
bonuses, commissions, incentive compensation, severance, vacation, deferred compensation, pensions, profit sharing, retirement, payroll savings, stock options, stock purchases, stock awards, stock ownership, phantom stock, stock appreciation rights, medical/dental expense payment or reimbursement, disability income or protection, sick pay, group insurance, self insurance, death benefits, employee welfare or fringe benefits of any nature; but not including employment Contracts with individual employees.

     "Evaluation Period" shall have the meaning set forth in Section 2.3(b)(i)
      -----------------
hereof.

     "Environmental Laws" means all applicable Laws (including consent decrees
      ------------------
and administrative orders) relating to the public health and safety and protection of the environment including those governing the use, generation, handling, storage and disposal or cleanup of Hazardous Substances, all as amended.

     "ERISA" shall have the meaning set forth in Section 5.11(b) hereof.
      -----

     "Excluded Assets" shall have the meaning set forth in Section 2.1 hereof.
      ---------------

     "Excluded Liabilities" shall have the meaning set forth in Section 2.6
      --------------------
hereof.

     "Final Order" means that as to any respective order that the appeal period,
      -----------
with respect to such order, has expired without extension and without an appeal being filed or a stay being obtained.

     "GAAP" shall have the meaning set forth in the definition of "Accounts
      ----                                                         --------
Receivable".
----------

     "Governmental Body" means any: (a) nation, principality, republic, state,
      -----------------
commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (c) multi-national organization or body; or (d) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature (including the Bankruptcy Court).

     "Hazardous Substances" means any substance, waste, contaminant, pollutant
      --------------------
or material that has been determined by any Governmental Body in, under or pursuant to any Environmental Law to be capable of posing a risk of injury or damage to health, safety, property or the environment including (a) all substances, wastes, contaminants, pollutants and materials defined, designated or regulated as hazardous, dangerous or toxic pursuant to any Law, and (b) asbestos, polychlorinated biphenyls ("PCBs"), petroleum, petroleum products and urea formaldehyde, but excluding office and janitorial supplies.

     "Inbound Licenses" shall have the meaning set forth in Section 5.8(h).
      ----------------

     "Inbound Rights" means (A) such Intellectual Property in which the Seller
      --------------
or its Subsidiaries are granted rights by other Persons under the licenses or other agreements as are listed in Section 5.8(h) of the Seller Disclosure Letter, and (B) Off-The-Shelf Internal Use Software.

     "Intangible" means any corporate name, fictitious name, trademark,
      ----------
trademark application, service mark, service mark application, trade name, brand name, product name, slogan, trade secret, know-how, patent, patent application, copyright, copyright application, design, logo, formula, invention, product right, technology or other intangible asset of any nature in use in the Acquired Business.

     "Intellectual Property" means: (i) all rights in Software; (ii) all
      ---------------------
patents, patent applications, and patent rights (collectively, "Patents"); (iii)
                                                                -------
all trade names, product names, brand names, trade dress, logos, packaging design, slogans, registered and unregistered trademarks and service marks and applications (collectively, "Marks"); (iv) all copyrights in both published and
                             -----
unpublished works, including without limitation all compilations, databases and computer programs, and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above (collectively, "Copyrights"); (v) all inventions and discoveries and invention
                ----------
disclosures (whether or not patentable) know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, source code, flow charts, models, prototypes, techniques, Beta testing procedures and Beta testing results (collectively, "Trade Secrets"); and (vi) all goodwill associated with Marks and
                -------------
claims of infringement against third parties related to the intellectual property rights described in clauses (i) through (vi) above (the "Rights").
                                                                  ------

     "Intellectual Property Assets" means the Intellectual Property (i)
      ----------------------------
owned by Seller (or solely with respect to the Patent owned by Infowide, Inc. that is the subject of the assignment attached as Exhibit 3.3(k)(ii) hereto, owned by Infowide, Inc.) or (ii) used by it in the Acquired Business or otherwise necessary for the ownership and use of the Acquired Assets or the conduct of the Acquired Business, excluding Inbound Rights.

     "Judgment" means any order, writ, injunction, citation, award, decree or
      --------
other judgment of any nature of any Governmental Body.

     "Law" means any provision of any foreign, federal, state or local law,
      ---
statute, ordinance, charter, constitution, treaty, code, rule, regulation or guideline.

     "Leased Real Property" means all real property leased and used or held for
      --------------------
use by Seller in the operation of the Acquired Business.

     "Legal Requirements" means any federal, state, local, municipal, foreign or
      ------------------
other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling judgment, or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     "Lien" means any security interest, lien, charge, mortgage, deed,
      ----
assignment, pledge, right of first refusal, reservation, conditional sale, charge of any nature, hypothecation, claim, encumbrance, easement, restriction or interest of another Person of any kind or nature, except for nonexclusive end-user licenses for Seller Products entered into in the ordinary course of Seller's business pursuant to customer contracts.

     "Marks" has the meaning set forth in the definition of "Intellectual
      -----                                                  ------------
Property".
--------

     "Nondisclosure Contracts" has the meaning set forth in Section 5.8(m).
      -----------------------

     "Off-The-Shelf Internal Use Software" means shrinkwrap or clickwrap
      -----------------------------------
software licenses granted to the Seller or its Subsidiaries for third party software used internally by Seller or its Subsidiaries.

     "Parent" means Primavera Software, Inc.
      ------

     "Party" or "Parties" are those Persons listed in the first paragraph of
      -----      -------
this Agreement.

     "Patent" has the meaning set forth in the definition of "Intellectual
      ------                                                  ------------
Property".
--------

     "Permit" means any license, permit, approval, waiver, order, authorization,
      ------
right or privilege of any nature, granted, issued, approved or allowed by any Governmental Body.

     "Person" means any corporation, partnership, joint venture, limited
      ------
liability company, organization, entity, authority, individual or Governmental Body.

     "Petition Date" shall have the meaning set forth in Section 8.1(c).
      -------------

     "Preliminary Closing Date Qualified Receivables Amount" means the aggregate
      -----------------------------------------------------
amount of the Qualified Receivables as stated on the updated Section 5.6 of the Seller Disclosure Letter delivered by the Seller on the Closing Date.

     "Proceeding" means any demand, claim, suit, action, litigation,
      ----------
investigation, arbitration, administrative hearing or other proceeding of any nature.

     "Purchaser" means Primavera Systems, Inc.
      ---------

     "Purchase Price" shall have the meaning set forth in Section 2.2 hereof.
      --------------

     "Purchaser's Expenses" shall mean Purchaser's and Parent's aggregate
      --------------------
reasonable out-of-pocket expenses (including reasonable financial advisors', accountants' or attorneys' fees and expenses), up to a maximum aggregate amount of $260,000 incurred in connection with the negotiation and performance of this Agreement and its due diligence investigation of the Seller and the Acquired Assets and the Acquired Business in connection with this Agreement.

     "Qualified Receivable" means any (i) Accounts Receivable of Seller, that is
      --------------------
aged ninety days or less as of an applicable date, less (ii) any Accounts Receivable (or portion thereof) described in (i) above, attributable to deferred revenues for maintenance or professional services not yet provided to a customer (calculated in accordance with GAAP) as of such applicable date.

     "Real Property" means any real estate, land, building, condominium, town
      -------------
house, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, and all appurtenant and ancillary rights thereto, including easements, covenants, water rights, sewer rights and utility rights.

     "Real Property Leases" means all written leases in effect as of the date
      --------------------
hereof with respect to the Leased Real Property.

     "Receivables Holdback" shall have the meaning set forth in Section 2.3
      --------------------
hereof.

     "Response Notice" shall have the meaning set forth in Section 2.3(b)(ii)
      ---------------
hereof.

     "Schedules" means the schedules hereto.
      ---------

     "Seller" shall have the meaning set forth in the first paragraph of this
      ------
Agreement.

     "Seller Material Adverse Effect" means any material adverse change, event,
      ------------------------------
circumstance, condition or effect on or to the financial condition, financial performance, business or assets of the Acquired Business (excluding the Excluded Assets and Excluded Liabilities), without giving effect to such changes, events, circumstances, conditions or effects (a) generally affecting the industry in which Seller and its Subsidiaries operate or arising from changes in the general business or economic conditions in the United States or in any jurisdiction in which the business of the Seller and its Subsidiaries is conducted, but not disproportionately affecting the Seller, (b) resulting from war (whether or not declared), acts of terrorism, or the commencement or escalation of hostilities against terrorism, (c) resulting from any change in GAAP or other accounting requirements or principles or any change in applicable rules or regulations or the interpretation thereof, (d) resulting from changes in the stock price or trading volume of the Seller's securities, including any delisting of the Seller's common stock from the Nasdaq SmallCap Market, (e) resulting from the institution of litigation alleging breach by any of Seller's officers or directors of their fiduciary duties in connection with the Seller's entry into this Agreement or the commencement of Seller's Chapter 11 Case or (f) resulting from the announcement, pendency or consummation of Seller's Chapter 11 Case or the acquisition of the Acquired Business by Purchaser, including any effect on employees, customers, suppliers or distributors.

     "Seller Product" means Software comprising any product or service marketed
      --------------
or sold or offered for license or sale by Seller prior to the Closing Date.

     "Seller's Chapter 11 Case" means the case commenced by Seller within two
      ------------------------
days from the date hereof under Chapter 11 of the Bankruptcy Code, in the Bankruptcy Court.

     "Signing Date Qualified Receivables Amount" means the aggregate amount of
      -----------------------------------------
Qualified Receivables as stated on Section 5.6 of the Seller Disclosure Letter (such disclosure referencing information as of December 31, 2002), delivered by the Seller on the date hereof.

     "Software" means any computer program, operating system, applications
      --------
system, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, user manuals, test scripts and other documentation therefor, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature, and any databases necessary in the use of the computer program, operating system, application, firmware or software.

     "Subsidiaries" means Infowide, Inc., a Delaware corporation, Evolve
      ------------
Software Europe, Ltd., a United Kingdom corporation, Evolve Systems, Ltd., a United Kingdom corporation, Evolve International, Inc., a Delaware corporation, Evolve Software (India) Pvt. Ltd., an India corporation and Evolve Canada, Inc., a New Brunswick, Canada corporation.

     "Tangible Property" means any furniture, fixtures, leasehold improvements,
      -----------------
vehicles, office equipment, computer equipment, other equipment, machinery, tools, forms, supplies or other tangible personal property of any nature.

     "Taxes" means all taxes, charges, fees, duties, levies or other
      -----
assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, license, payroll, unemployment, environmental, customs duties, capital stock, disability, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees' income withholding and Social Security taxes imposed by the United States or any other country or by any state, municipality, subdivision or instrumentality of the United States or of any other country or by any other tax authority, including all applicable penalties and interest, and such term shall include any interest, penalties or additions to tax attributable to such Taxes.

     "Tax Return" means any report, return or other information required to be
      ----------
supplied to a taxing authority in connection with Taxes.

     "Trade Secrets" has the meaning set forth in the definition of
      -------------
"Intellectual Property".
 ---------------------

     "Transferred Employee" shall have the meaning set forth in Section 7.9(a)
      --------------------
hereof.

     "Undisclosed Contract" shall have the meaning set forth in Section 2.4
      --------------------
hereof.